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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SALLY BEAUTY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

3001 Colorado Boulevard, Denton, Texas 76210

To our stockholders,

        You are cordially invited to attend the annual meeting of stockholders of Sally Beauty Holdings, Inc., which will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Thursday, January 29, 2015, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.

        Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 4 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.

        Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Sally Beauty Holdings, Inc.

Gary G. Winterhalter Chairman of the Board and Chief Executive Officer
December 9, 2014

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

Official Notice of Annual Meeting of Stockholders

To our stockholders:

         The annual meeting of stockholders of Sally Beauty Holdings, Inc. (the "Corporation") will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Thursday, January 29, 2015, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

  (1)
  The election of the six directors named in the accompanying Proxy Statement for a one-year term;

  (2)
  To re-approve the material terms of the performance goals included in the Sally Beauty Holdings Amended and Restated 2010 Omnibus Incentive Plan;

  (3)
  The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2015 fiscal year; and

  (4)
  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         Only stockholders of record at the close of business on December 1, 2014, will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on January 29, 2015:

The Proxy Statement and the 2014 Annual Report to stockholders are available at:
www.edocumentview.com/sbh

By Order of the Board of Directors,

Matthew O. Haltom Corporate Secretary

December 9, 2014

IMPORTANT:

If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 4 of this Proxy Statement for instructions on how to attend the annual meeting. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m.

Whether or not you expect to personally attend the meeting, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on January 29, 2015. If your shares are held in street name by a bank, broker or other similar holder of record, your bank, broker or other similar holder of record is not permitted to vote on your behalf on Proposal 1 (election of directors) or Proposal 2 (re-approval of the material terms of the performance goals included in the Sally Beauty Holdings Amended and Restated 2010 Omnibus Incentive Plan), unless you provide specific instructions by completing and returning a voting instruction form or following the voting instructions provided to you by your bank, broker or other similar holder of record. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other similar holder of record if you hold your shares in street name.

 2014 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	9:00 a.m., January 29, 2015

Place	Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210

Record Date	December 1, 2014

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on

Entry	If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the security desk on the first floor of the Sally Support Center and you must have an admission ticket or other proof of share ownership as of the record date along with a government-issued identification card in order to attend the meeting

Meeting Agenda

  •
  Election of six directors

  •
  Re-approval of the material terms of the performance goals included in the Sally Beauty Holdings Amended and Restated 2010 Omnibus Incentive Plan

  •
  Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2015

Voting Matters

Proposal	Board Vote Recommendation	Page Reference (for more detail)

Election of six directors	FOR	7

Re-approval of the material terms of the performance goals included in the Sally Beauty Holdings Amended and Restated 2010 Omnibus Incentive Plan	FOR	70

Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2015	FOR	81

i

Proposal 1 — Election of Directors (see page 7)

The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

Name	Age	Director since	Occupation	Experience/ Qualification	Independent	AC	CC	EC	NG

Katherine Button Bell	56	March 2013	Vice President & Chief Marketing Officer, Emerson Electric Company	Management, Marketing	X		X

John R. Golliher	62	November 2013	President, Beauty Systems Group LLC	Management

Robert R. McMaster	66	November 2006	Retired Executive and Independent Auditor	Management, Finance, Audit	X	C		X	X

Susan R. Mulder	43	November 2014	Chief Executive Officer, Nic & Zoe Co.	Management	X		X		X

Edward W. Rabin	68	November 2006	Retired Executive	Management	X		C		X

Gary G. Winterhalter	62	November 2006	Chairman & CEO, Sally Beauty Holdings, Inc.	Management				C

AC = Audit Committee
CC = Compensation Committee
EC = Executive Committee
NG = Nominating and Corporate Governance Committee
C = Chair of Committee

If elected, the director nominees will serve until the 2016 annual meeting. The Board recommends a vote FOR each director nominee.

The following table provides summary information about each other continuing director that is not up for election at the annual meeting.

Name	Age	Director since	Occupation	Experience/ Qualification	Independent	AC	CC	EC	NG

Christian A. Brickman	49	September 2012	President & Chief Operating Officer, Sally Beauty Holdings, Inc.	Management, International

Marshall E. Eisenberg	69	November 2006	Founding Partner, Neal Gerber & Eisenberg LLP	Governance, Risk Management, Legal	X	X	X	X	C

John A. Miller	61	November 2006	President & CEO, North American Corporation	Management, Finance	X	X		X

        The terms of the three incumbent directors not up for election at this annual meeting will expire at the 2016 annual meeting of stockholders, at which time they will be up for annual election for one-year terms pursuant to the Corporation's Third Restated Certificate of Incorporation ("Certificate of Incorporation"), if nominated for re-election.

Proposal 2 — Re-approval of the material terms of the performance goals included in the Sally Beauty Holdings Amended and Restated 2010 Omnibus Incentive Plan (see page 70)

The Board requests that you re-approve the material terms of the performance goals under the Sally Beauty Holdings Amended and Restated 2010 Omnibus Incentive Plan (the "2010 Omnibus Plan") in order to preserve the Corporation's ability to continue to grant fully tax-deductible performance-based awards under the 2010 Omnibus Plan for purposes of Section 162(m) of the Internal Revenue Code. You are not being asked to approve any amendment to the 2010 Omnibus Plan or to otherwise re-approve the 2010 Omnibus Plan itself. The Board recommends a vote FOR this proposal.

Proposal 3 — Ratification of Independent Auditors (see page 81)

Although stockholder ratification is not required by law, we are asking stockholders to ratify the selection of KPMG LLP as our independent auditors for fiscal 2015. Set forth below is summary information with respect to KPMG LLP's fees for services provided in fiscal 2013 and fiscal 2014. The Board recommends a vote FOR this proposal.

	2014	2013

Audit Fees	$2,227,758	$2,198,894

Audit Related Fees	—	$180,000

Tax Fees	$1,019,844	$1,019,463

All Other Fees	—	—

Total	$3,247,602	$3,398,357

2016 Annual Meeting

  •
  Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by August 11, 2015.

  •
  Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us no earlier than October 1, 2015 and no later than October 31, 2015.

PROXY STATEMENT	1
SOLICITATION AND RATIFICATION OF PROXIES	1
OUTSTANDING STOCK AND VOTING PROCEDURES	2
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	4
PROPOSAL 1 — ELECTION OF DIRECTORS	7
CONTINUING DIRECTORS	9
INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD, AND ITS COMMITTEES	10
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	18
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	18
INFORMATION ON THE COMPENSATION OF DIRECTORS	19
COMPENSATION DISCUSSION AND ANALYSIS	21
COMPENSATION COMMITTEE REPORT	45
EXECUTIVE COMPENSATION	46
SUMMARY COMPENSATION TABLE	46
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2014	48
OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END	50
FISCAL 2014 OPTION EXERCISES AND STOCK VESTED	53
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	55
EXECUTIVE OFFICERS OF THE REGISTRANT	63
OWNERSHIP OF SECURITIES	65
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	68
EQUITY COMPENSATION PLAN INFORMATION	69
PROPOSAL 2 — RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS INCLUDED IN THE SALLY BEAUTY HOLDINGS AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN	70
REPORT OF THE AUDIT COMMITTEE	79
PROPOSAL 3 — RATIFICATION OF SELECTION OF AUDITORS	81
STOCKHOLDER PROPOSALS	82
REDUCE PRINTING AND MAILING COSTS	82
OTHER MATTERS	83
APPENDIX A — SALLY BEAUTY HOLDINGS AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN	A-1

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

PROXY STATEMENT

Annual Meeting of Stockholders

January 29, 2015

        This Proxy Statement is being furnished by Sally Beauty Holdings, Inc. ("we," "us," or the "Corporation") in connection with a solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held on January 29, 2015. Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information provided to you by your bank, broker, or other stockholder of record to determine which voting options are available to you. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on January 29, 2015. This Proxy Statement and the accompanying proxy card were first mailed on or about December 9, 2014.

SOLICITATION AND RATIFICATION OF PROXIES

        If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted "FOR" all nominees presented in Proposal 1, "FOR" the proposal set forth in Proposal 2 and "FOR" the proposal set forth in Proposal 3. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote on such matters in accordance with their best judgments. At any time before the annual meeting, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See "Questions and Answers about the Meeting and Voting" in this Proxy Statement for an explanation of the term "stockholder of record."

        The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Corporation, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Alliance Advisors, LLC to assist us with the solicitation of proxies for an estimated fee of approximately $7,500, plus normal expenses not expected to exceed $13,500.

 OUTSTANDING STOCK AND VOTING PROCEDURES

Outstanding Stock

        The stockholders of record of our Common Stock at the close of business on December 1, 2014 will be entitled to vote in person or by proxy at the annual meeting. At that time, there were 157,899,858 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held.

        If you hold shares through an account with a bank, broker or other similar holder of record, the voting of the shares by the bank, broker or other similar holder of record when you do not provide voting instructions is governed by the rules of the New York Stock Exchange ("NYSE"). These rules allow banks, brokers and other similar holders of record to vote shares in their discretion on "routine" matters for which their customers do not provide voting instructions. On matters considered "non-routine," banks, brokers and other similar holders of record may not vote shares without your instruction.

        Proposal 1 (election of directors) and Proposal 2 (re-approval of the material terms of the performance goals included in the 2010 Omnibus Plan) are considered non-routine, and banks, brokers and other similar holders of record therefore cannot vote shares on these proposals without your instructions. Please note that if your shares are held through a bank, broker or other similar holder of record and you want your vote to be counted on these proposals, you must instruct your bank or broker how to vote your shares.

        Proposal 3 (the ratification of KPMG LLP as our independent registered public accounting firm for our 2015 fiscal year) is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions.

Quorum

        A quorum for the transaction of business will be present if the holders of a majority of our Common Stock issued and outstanding and entitled to vote thereat are present, in person or by proxy, at the annual meeting. Your shares are counted as present if you attend the annual meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present at the annual meeting, the annual meeting may be adjourned from time to time until a quorum is present.

Voting Procedures

        Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

        Proposal 1. Nominees for available director positions must be elected by a plurality of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 2. The re-approval of the material terms of the performance goals included in the 2010 Omnibus Plan requires the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Since this proposal is considered a routine matter, there will be no broker non-votes with respect to this proposal.

        If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote on the matter so proposed, unless otherwise provided in our Certificate of Incorporation or Fifth Amended and Restated By-Laws ("By-Laws") or the Delaware General Corporation Law. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

 QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.     What is a proxy?

  A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Mark J. Flaherty, our Senior Vice President and Chief Financial Officer, and Janna Minton, our Vice President, Chief Accounting Officer and Controller, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

2.     What is a proxy statement?

  A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.     What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a "beneficial owner?"

  •
  If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

  •
  If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar holder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.     How do you obtain an admission ticket to personally attend the annual meeting?

  •
  Stockholders of Record.  Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

  •
  Street Name Holders.  You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

  Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.     What different methods can you use to vote?

  Stockholders of Record.    If your shares are registered in your own name, you may vote by proxy or in person at the annual meeting. To vote by proxy, you may select one of the following options:

  •
  By Written Proxy — You may vote by mailing the written proxy card.

  •
  By Telephone or Internet Proxy — You may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate our stockholders' identities, to allow our stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

  Street Name Holders.    If your shares are held in the name of a bank, broker or other similar holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker's proxy from such record holder that holds your shares and present that proxy and proof of identification at the annual meeting. See question 4 for a further description of how to obtain a legal proxy if your shares are held in street name.

6.     What is the record date and what does it mean?

  The record date for the annual meeting is December 1, 2014. The record date is established by our Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.     What are your voting choices for director nominees, and what vote is needed to elect directors?

  For the vote on the election of the director nominees to serve until the 2016 annual meeting, stockholders may:

  •
  vote in favor of all nominees,

  •
  vote to withhold votes from all nominees, or

  •
  vote to withhold votes as to specific nominees, with the remainder of the nominees to be voted in favor.

  Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. The Board recommends a vote "FOR" each of the director nominees.

8.     What is a plurality of the votes?

  In order to be elected, a director nominee does not have to receive a majority of the affirmative votes cast for directors. Instead, the six nominees elected are those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

9.     What are your voting choices on the proposal inviting stockholders to re-approve the material terms of the performance goals included in the 2010 Omnibus Plan?

  In the vote on the re-approval of the material terms of the performance goals included in the 2010 Omnibus Plan, stockholders may:

  •
  vote in favor of the proposal,

  •
  vote against the proposal, or

  •
  abstain from voting on the proposal.

  Re-approval of the material terms of the performance goals included in the 2010 Omnibus Plan will require the affirmative vote of a majority of the votes entitled to be cast by the shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote thereon. The Board recommends a vote "FOR" Proposal 2.

10.   What are your voting choices on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year, and what vote is needed to ratify their appointment?

  In the vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year, stockholders may:

  •
  vote in favor of the ratification,

  •
  vote against the ratification, or

  •
  abstain from voting on the ratification.

  The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes entitled to be cast by the shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote thereon. The Board recommends a vote "FOR" Proposal 3.

11.   What if a stockholder does not specify a choice for a matter when returning a proxy?

  Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted "FOR" Proposals 1, 2 and 3 if no specific instructions are given on such proposals.

12.   How are abstentions and broker non-votes counted?

  Both abstentions and broker non-votes are counted as "present" for purposes of determining the existence of a quorum at the annual meeting. Abstentions will not be included in vote totals and will not affect the outcome of the vote on Proposal 1. Abstentions will count as a vote against Proposals 2 and 3. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on Proposals 1 and 2. Proposal 3 is considered a routine matter and accordingly there will be no broker non-votes with respect to this proposal.

13.   How will stockholders know the outcome of the proposals considered at the annual meeting?

  We will announce preliminary results at the annual meeting. We will report final results at http://investor.sallybeautyholdings.com and in a filing with the U.S. Securities and Exchange Commission on Form 8-K.

PROPOSAL 1 — ELECTION OF DIRECTORS

        Our Board of Directors consists of nine individuals, six of whom qualify as independent of us under the rules of the NYSE. Our Certificate of Incorporation and our By-Laws provides for annual election of directors for one-year terms, which began in 2014, and at each subsequent annual meeting directors will be elected for one-year terms resulting in the entire Board being elected annually beginning with the annual meeting of stockholders in 2016.

        Following the recommendations of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Ms. Button Bell, Mr. Golliher, Mr. McMaster, Ms. Mulder, Mr. Rabin and Mr. Winterhalter for reelection to our Board of Directors. Accordingly, this Proposal 1 seeks the reelection of these six directors to a term that will expire at the annual meeting of stockholders in 2016.

        Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted "FOR" the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

        Each of Ms. Button Bell, Mr. Golliher, Mr. McMaster, Ms. Mulder, Mr. Rabin and Mr. Winterhalter are current directors with a term expiring at this annual meeting and each has furnished to us the following information with respect to their principal occupation or employment and principal directorships:

        Katherine Button Bell, Director, age 56.    Ms. Button Bell has served on our Board of Directors since March 2013 and is Vice President and Chief Marketing Officer of Emerson Electric Company, a diversified global manufacturing and technology company, a role she has held since 1999. In this capacity, Ms. Button Bell oversees global marketing and corporate branding, including corporate communications, digital strategy, and market research, and played a key role in the launch of Emerson's corporate branding program, building Emerson's brand globally. Prior to joining Emerson, Ms. Button Bell was the President of Button Brand Development, Inc., an independent marketing consulting firm specializing in developing well-recognized companies' brand names. Ms. Button Bell has been a director of Johnson Outdoors Inc., a NASDAQ listed manufacturer of outdoor recreation equipment, since September 2014, and was a director of Furniture Brands International, Inc. from 1997 to May 2008. She currently serves as a director of the Business Marketing Association, on the search committee of St. Louis Children's Hospital and is a member of the board of trustees of the St. Louis Art Museum. We believe that Ms. Button Bell's executive and management experience well qualify her to serve on our Board.

        John R. Golliher, Director and President of Beauty Systems Group LLC, age 62, has served on our Board of Directors since November 2013 and has been the President of Beauty Systems Group LLC since November 2006. From July 2006 until our separation from Alberto-Culver, Mr. Golliher served as President of Beauty Systems Group. From December 2003 to July 2006, Mr. Golliher served as Vice President and General Manager for the West Coast Beauty Systems division of Beauty Systems Group. From October 2001 to December 2003, Mr. Golliher served as Vice President of Full Service Sales, Beauty Systems Group East. We believe that Mr. Golliher's extensive history with and understanding of our business well qualifies him to serve on our Board.

        Robert R. McMaster, Director, age 66.    Mr. McMaster has served on our Board of Directors since November 2006 and as our Lead Independent Director since November 2012. Mr. McMaster has been a director of Carpenter Technology Corporation, a NYSE listed manufacturer and distributor of specialty metals, since 2007, where he currently serves as a member of its audit and operations committees. Mr. McMaster is also chairman of the audit committee of The Columbus Foundation, a charitable trust and nonprofit corporation. From May 2003 until June 2006, Mr. McMaster served as a director of American Eagle Outfitters, Inc. and as chairman of its audit committee and a member of its compensation committee. Mr. McMaster was a director and a member of the audit and compensation committees of Dominion Homes, Inc. from May 2006 to May 2008. From January 2003 until February 2005, Mr. McMaster served as Chief Executive Officer of ASP Westward, LLC and ASP Westward, L.P. and from June 1997 until December 2002, Mr. McMaster served as Chief Executive Officer of Westward Communications Holdings, LLC and Westward Communications, L.P. Mr. McMaster is a former partner of KPMG LLP and a former member of its management committee. He also served as the Senior Financial Advisor to the CEO of Worthington Industries, Inc. from October 2008 to May 2013. We believe that Mr. McMaster's long and varied business career, including his extensive accounting experience, well qualifies him to serve on our Board.

        Susan R. Mulder, Director, age 43.    Ms. Mulder has served on our Board of Directors since November 2014 and is the Chief Executive Officer of Nic & Zoe Co., a privately-held woman's apparel company, a role she has held since April 2012. Ms. Mulder is also a director of Nic & Zoe Co. and serves on its compensation committee. Prior to joining Nic & Zoe Co., Ms. Mulder was a Senior Partner with McKinsey & Company where she spent 15 years working with retail and consumer clients. Ms. Mulder is a member of the Board of Overseers of Boston Children's Hospital. We believe that Ms. Mulder's executive and retail and consumer experience well qualify her to serve on our Board.

        Edward W. Rabin, Director, age 68.    Mr. Rabin has served on our Board of Directors since November 2006. Mr. Rabin was President of Hyatt Hotels Corporation until his retirement in 2006, having served in various senior management roles since joining the company in 1969. Mr. Rabin is a director of PrivateBancorp, Inc., a NASDAQ listed bank holding company, and serves on its audit committee and chairs its compensation committee. Mr. Rabin served as lead director of WMS Industries Inc., a formerly NYSE listed company in the gaming industry, from July 2008 until that company was sold in October 2013 and as a member of its audit and compensation committees from December 2005 to October 2013. He also served as a director of SMG Corporation from 1992 through June 2007. Mr. Rabin is a consulting director of the Richard Gray Gallery, Chicago and New York, and was previously a board member of Oneida Holdings, Inc., a private corporation. Mr. Rabin attended the Wharton School of Advanced Business Management and holds an honorary Masters in Business Administration from Florida State University. We believe that Mr. Rabin's executive and management experience, including his experience as President of a large hotel company, well qualify him to serve on our Board.

        Gary G. Winterhalter, Chairman and Chief Executive Officer, age 62.    Mr. Winterhalter has served on our Board of Directors since November 2006 and as its Chairman since August 2012. Mr. Winterhalter is the Corporation's Chief Executive Officer, a position he has held since our separation from Alberto-Culver. From our separation from Alberto-Culver to June 2014, Mr. Winterhalter also served as President of the Corporation. Prior to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings, Inc. from May 2005 to November 2006. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996. We believe that Mr. Winterhalter's long and distinguished career in the specialty retail and beauty products distribution business well qualifies him to serve on our Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

 CONTINUING DIRECTORS

        The background and business experience of our other directors, each of whose term of service continues beyond 2015, are set forth below:

Directors with Terms Expiring in 2016

        Christian A. Brickman, Director, President and Chief Operating Officer, age 49.    Mr. Brickman has served on our Board of Directors since September 2012 and is President and Chief Operating Officer of Sally Beauty Holdings, Inc., a role he has held since June 2014. Prior to being appointed to his current role, Mr. Brickman served as President of Kimberly-Clark International from May 2012 to February 2014, where he led the company's international consumer business in all operations. From August 2010 to May 2012, Mr. Brickman served as President of Kimberly-Clark Professional. From 2008 to 2010, Mr. Brickman served as Chief Strategy Officer and played a key role in the development and implementation of Kimberly-Clark's strategic plans and processes to enhance enterprise growth initiatives. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company's Dallas, Texas office and a leader in the firm's consumer packaged goods and operations practices. Before joining McKinsey, Mr. Brickman was President and CEO of Whitlock Packaging, the largest non-carbonated beverage co-packing company in the United States, from 1998 to 2001. From 1994 to 1998, he was with Guinness/United Distillers, initially as Vice President of Strategic Planning for the Americas region and then as General Manager for Guinness Brewing Worldwide's Latin America region. Mr. Brickman was awarded an advanced bachelor's degree in economics in 1986 from Occidental College in Los Angeles where he graduated with honors, Phi Beta Kappa and cum laude. We believe that Mr. Brickman's executive and management experience, including his experience as President of two large international companies, well qualify him to serve on our Board.

        Marshall E. Eisenberg, Director, age 69.    Mr. Eisenberg has served on our Board of Directors since November 2006. Mr. Eisenberg is a founding partner of the Chicago law firm of Neal, Gerber & Eisenberg LLP and has been a member of the firm's Executive Committee for the past 20 years. Mr. Eisenberg is a director of Jel-Sert Company and was formerly a director of Ygomi, Inc. and Engineered Controls International, Inc. Mr. Eisenberg has served on the Board of Visitors of the University of the Illinois College of Law. Mr. Eisenberg received his J.D. degree with honors from the University of Illinois College of Law in 1971, where he served as a Notes and Comments Editor of the Law Review and was elected to the Order of the Coif. We believe that Mr. Eisenberg's extensive legal experience, including his extensive corporate governance experience, well qualifies him to serve on our Board.

        John A. Miller, Director, age 61.    Mr. Miller has served on our Board of Directors since November 2006. Mr. Miller is the President and Chief Executive Officer of North American Corporation, a multi-divisional company specializing in industrial paper products, packaging, printing and other commercial consumables. Mr. Miller has served as the President of North American Corporation since 1987. Mr. Miller is also a director of numerous private companies, including Atlantic Premium Brands, Ltd., Wirtz Corporation, Network Services Company and Laureate Education, Inc. We believe that Mr. Miller's long business career, including service as CEO of a large distribution company and his previous service on the board of our previous owner, well qualifies him to serve on our Board.

 INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD,
AND ITS COMMITTEES

Board Purpose and Structure

        The Board oversees, counsels, and directs management in the long-term interests of the Corporation and our stockholders. The Board's responsibilities include:

  •
  providing strategic guidance to our management;

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  overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;

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  selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;

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  planning for succession with respect to the position of CEO and monitoring management's succession planning for other executive officers; and

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  overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

Corporate Governance Philosophy

        We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by our Board, executive officers and employees in governing us.

Code of Business Conduct and Ethics and Governance Guidelines

        Our Board of Directors has adopted (a) our Code of Business Conduct and Ethics and (b) Corporate Governance Guidelines that apply to our directors, officers and employees. Copies of these documents and the charters for our Board committees are available on our website at http://investor.sallybeautyholdings.com and are available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, our principal financial officer, our principal accounting officer or persons performing similar functions. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Director Independence

        Our Board of Directors is currently comprised of six non-management directors and three management directors (Mr. Winterhalter, who is our Chairman and CEO, Mr. Brickman, who is our President and Chief Operating Officer, and Mr. Golliher, who is the President of Beauty Systems Group LLC). Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board of Directors has affirmatively determined that all of our directors, other than Messrs. Winterhalter, Brickman and Golliher, satisfy the independence requirements of our Corporate

Governance Guidelines, as well as the NYSE, relating to directors. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of the Corporation or its affiliates.

        All of our directors who serve as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as required by the NYSE corporate governance rules. In addition, all of our Audit Committee members also satisfy the separate SEC independence requirements applicable to audit committee members and all of our Compensation Committee members satisfy the additional NYSE independence requirements applicable to compensation committee members.

Nomination of Directors

        The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating and Corporate Governance Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. We anticipate that the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders and, if deemed appropriate, from professional search firms. The Nominating and Corporate Governance Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, the Nominating and Corporate Governance Committee will take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate's judgment, skill, integrity, and business and other experience and the perceived needs of the Board of Directors at that time. With regard to diversity, the Board of Directors and the Nominating and Corporate Governance Committee believe that sound governance of the Corporation requires a wide range of viewpoints. As a result, although the Board of Directors does not have a formal policy regarding board diversity, the Board of Directors and Nominating and Corporate Governance Committee believe that the Board of Directors should be comprised of a well-balanced group of individuals with diverse backgrounds, educations, experiences and skills that contribute to board diversity, and the Nominating and Corporate Governance Committee considers such factors when reviewing potential director nominees.

Stockholder Recommendations or Nominations for Director Candidates

        Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 of our By-laws or as otherwise provided by law. Nominations pursuant to our By-laws are made by delivering to our Corporate Secretary, within the time frame described in our By-laws, all of the materials and information that our By-laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

        Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our By-Laws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), (d) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and (e) any other information relating to the nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 1.06 of our By-laws and any nominee proposed by a stockholder not nominated in accordance with Section 1.06 shall not be considered or acted upon for execution at such meeting. Stockholders' notice for any proposals requested to be included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including director nominations), must be made in accordance with that rule.

Director Qualifications

        In order to be recommended by the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors.

        Our qualification guidelines also provide that each candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other boards and skill sets that add to the value of our business.

Annual Election of Directors

        In 2014, the Board of Directors implemented a process to declassify the Board and provide for the annual election of all directors for one-year terms. Our stockholders approved the declassification proposal at our 2014 annual meeting of stockholders, which resulted in three directors in 2014 being nominated for annual election for one-year terms. At this annual meeting, six of our nine directors will be elected for one-year terms and, beginning with our 2016 annual meeting of stockholders and thereafter, all directors of the Board will be elected for one-year terms.

Mandatory Retirement Age

        Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity or beyond the age of 72, although the Board may request that a director who would otherwise be due to retire be requested to continue service if the Board deems such service to be in the best interest of our stockholders.

Directors Who Change Their Present Job Responsibility

        Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit a resignation to the Board. The remaining directors, upon the recommendation of the Nominating and Corporate Governance Committee, will then determine the appropriateness of continued Board membership.

 Stockholder-Director Communications

        Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the Lead Independent Director, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our Corporate Secretary at 3001 Colorado Boulevard, Denton, Texas 76210. Our Corporate Secretary's office will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

Self-Evaluation

        The Nominating and Corporate Governance Committee conducts a self-evaluation of the Board each year to determine whether the Board and its committees are functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

Board Meetings and Attendance

        Pursuant to our Corporate Governance Guidelines, our directors are expected to:

  •
  regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);

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  spend the time needed to properly discharge their responsibilities;

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  with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate;

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  with respect to our independent directors, meet at least once a year in an executive session without management (for these sessions, the chair of each session is the Lead Independent Director).

        In fiscal 2014, our Board of Directors met eleven times, our Audit Committee met eight times, our Compensation Committee met six times, our Executive Committee met twelve times, and our Nominating and Corporate Governance Committee met five times. Our independent directors met in executive session four times and the non-management directors met four times. During fiscal 2014, each of our incumbent directors attended at least 75% percent of the total number of meetings of the Board (during his or her service on the Board) and each committee on which he or she served (during his or her service on such committee. In 2014, all members of the Board attended the Corporation's annual meeting of stockholders.

Board Leadership Structure

        In accordance with our By-Laws, the Board elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-management directors or be a management director. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the independent directors shall appoint from among themselves a Lead Independent Director. The Chairman of the Board is responsible for chairing Board meetings and meetings of stockholders, setting the agendas for Board meetings and providing information to the Board members in advance of meetings and between meetings. The Lead Independent Director is responsible for, among other things, coordinating the activities of the independent directors, coordinating with the Chairman to set the agenda for Board meetings, chairing executive sessions of the independent (and non-management) directors, and leading the Board's oversight of the Chairman and Chief Executive Officer.

        Currently, Mr. Winterhalter serves as our Chief Executive Officer and Chairman and Mr. McMaster serves as our Lead Independent Director. After careful consideration, the Board has determined that the Corporation is best served by having the same individual as both Chairman of the Board and Chief Executive Officer and having a separate Lead Independent Director.

Board's Role in the Risk Management Process

        The Board's role in the risk management process is to understand and oversee the Corporation's strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. To ensure proper oversight of the risk management process, the Audit Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Vice President of Internal Audit, an officer appointed by and reporting to the Chairman of the Audit Committee. The Vice President of Internal Audit meets at least quarterly in executive session with the Audit Committee, and conducts an annual Enterprise Risk Assessment for the Corporation. This assessment is then presented to the Audit Committee (for development of action items and responsible parties for oversight), the full Board (for information) and the Nominating and Corporate Governance Committee (to ensure appropriate Board oversight of the identified risks). This approach is designed to enable the Board and management to establish a mutual understanding of the Corporation's risk management practices and capabilities, to review the Corporation's risk exposure and to elevate certain key risks for discussion at the Board level. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk management. Through this system of checks and balances, the Board is able to monitor our risk profile and risk management activities on an ongoing basis. Certain officers who report to the Chief Financial Officer also monitor various financial risks which add to the Corporation's overall risk management strategy.

Compensation Risk Assessment

        The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of the Corporation or the investments of our stockholders. The Compensation Committee considered compensation programs that apply to employees at all levels. This risk assessment process included an assessment of the impact of the Corporation's compensation programs on identified primary business risks (using our annual Enterprise Risk Assessment as a framework) and an analysis of whether and how our compensation programs support, or provide risks to, our corporate strategy. In addition, the Compensation Committee considered the presence of significant risk mitigation factors inherent in our compensation program, such as those described on page 30 under "Management of Compensation-Related Risk."

        Based on the foregoing, the Compensation Committee concluded in its April 2014 meeting that the Corporation's compensation plans, programs and policies do not create incentives that encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation. We believe that our incentive compensation plans, policies and practices provide appropriate incentives for behaviors that are within the Corporation's ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Compensation Recoupment Policy

        The Corporation has adopted a compensation recoupment policy that complies with and goes beyond the parameters described in the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"). Consistent with the Dodd-Frank Act, in the event that we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, we will seek to recover from any current or former executive officer incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This compensation recovery would be applied regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

        In addition to the above-described recoupment specified by the Dodd-Frank Act, our policy also requires the Corporation, to the extent permitted by governing law, to seek reimbursement of non-equity incentive compensation paid to any current or former employee after January 1, 2011, where: A) (i) the payment was predicated upon the achievement of specified financial results; (ii) such financial results were subsequently the subject of a restatement or other material adjustment, (iii) in the Compensation Committee's view the person engaged in misconduct that caused or contributed to the need for the restatement or material adjustment, and (iv) a lower payment would have been made to the person based upon the correct financial results; or B) such employee commits an act of embezzlement, fraud or theft with respect to the property of the Corporation. In each such instance, the Corporation will seek to recover the person's entire non-equity incentive compensation payment (not just the excess amount earned based on erroneous data) paid during the 12-month period preceding the Compensation Committee's determination that the person engaged in misconduct.

Committees of the Board of Directors

        Pursuant to our By-laws, our Board of Directors has established the following committees:

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  Audit Committee;

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  Compensation Committee;

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  Nominating and Corporate Governance Committee; and

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  Executive Committee.

        The function of each committee is described below.

        Each committee, pursuant to its charter adopted by the Board of Directors, consists of up to four members.

        Audit Committee.    The Audit Committee currently consists of Mr. McMaster (chair), Mr. Eisenberg and Mr. Miller. The Board has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that each of Mr. Eisenberg, Mr. McMaster and Mr. Miller qualifies as an "audit committee financial expert" under SEC rules.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

  •
  the integrity of our financial statements;

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  our compliance with legal and regulatory requirements;

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  the independent auditor's qualifications and independence; and

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  the performance of our internal audit function and independent auditors.

        Pre-Approval Policy.    The Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy to pre-approve all permissible audit and non-audit services provided by our independent auditors. We expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting.

        The Audit Committee is governed by the Audit Committee charter, which was amended and restated by the Board of Directors on August 27, 2012. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Compensation Committee.    The Compensation Committee consists of Mr. Rabin (chair), Ms. Button Bell, Mr. Eisenberg, and Ms. Mulder. The Board has determined that each such member meets the independence requirements of the NYSE. The purpose of the Compensation Committee is to, among other things:

  •
  review and approve corporate goals and objectives relevant to CEO compensation and evaluate the CEO's performance in light of those goals and objectives;

  •
  determine and approve the CEO's compensation level based on this evaluation;

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  review and approve the compensation of the other executive officers and the Board;

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  review and recommend to the Board of Directors equity-based incentive compensation plans in which executive officers will participate; and

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  prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements.

        The Compensation Committee's processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 30 of this Proxy Statement.

        The Compensation Committee is governed by the Compensation Committee charter, which was amended and restated by the Board of Directors on August 27, 2012. A copy of this charter is available on the corporate governance section of our website at http:// investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 30 of this Proxy Statement, the Compensation Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, Cook has participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design and the reasonableness of individual awards. Cook has not performed any services for our management.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Mr. Eisenberg (chair), Mr. McMaster, Ms. Mulder and Mr. Rabin. The Board has determined that each such member meets the independence requirements of the NYSE. The purpose of the Nominating and Corporate Governance Committee is to, among other things:

  •
  identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;

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  develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and

  •
  oversee the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee charter, which was amended and restated by the Board of Directors on August 27, 2012. A copy of this charter is available on the corporate governance section of our website at http:// investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Executive Committee.    The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Certificate of Incorporation or our By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter, which was adopted by the Board of Directors on December 5, 2006. The Executive Committee consists of Mr. Winterhalter (chair) and Messrs. Eisenberg, McMaster and Miller. A copy of this charter is available on the corporate governance section of our website at http:// investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Director Indemnification Agreements

        Our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board, except for Mr. Golliher. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

        Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee's corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. Our indemnification obligations under these agreements are primary for all claims against our directors.

 No Material Proceedings

        As of November 13, 2014, there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or has a material interest adverse to us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during fiscal 2014, none of our executive officers served as:

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

  •
  a director of another corporation, one of whose executive officers served on the Compensation Committee; or

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy with respect to Related Party Transactions

        Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, a "related party transaction" is defined as a transaction between us and any senior officer, director, a stockholder owning in excess of 5% of our Common Stock, a person who is an immediate family member of a senior officer or director, or an entity owned or controlled by any such person, other than (1) transactions available to all employees generally or (2) transactions involving less than $5,000 when aggregated with all similar transactions. Under this policy, any related party transaction must be approved by the relevant body (as described below) and disclosed to our stockholders. If the proposed transaction is not an employment arrangement, the transaction must be approved by either (a) the Audit Committee of our Board of Directors, if the transaction is on terms comparable to those that could be obtained in arm's length dealing with an unrelated third party or (b) the disinterested members of our Board of Directors. If the transaction is an employment arrangement, the proposed transaction must be approved by the Compensation Committee. In approving, ratifying or rejecting a related party transaction or relationship, the relevant body considers whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. Transactions and relationships that are determined to be related party transactions are disclosed in the Corporation's Proxy Statement. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website at http:// investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

INFORMATION ON THE COMPENSATION OF DIRECTORS

Fiscal 2014 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Total ($)
Kathleen J. Affeldt(2)	20,250	—	—	20,250
Christian A. Brickman(3)	—	—	—	—
Katherine Button Bell	58,000	99,993	—	157,993
Marshall E. Eisenberg	109,000	99,993	—	208,993
John R. Golliher(4)	—	—	—	—
Robert R. McMaster	127,000	99,993	—	226,993
John A. Miller	75,000	99,993	—	174,993
Martha J. Miller(5)	68,000	99,993	—	167,993
Edward W. Rabin	80,500	99,993	—	180,493
Gary G. Winterhalter(4)	—	—	—	—

(1)
During our 2014 fiscal year, we did not award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for, members of our Board of Directors, and our directors did not receive any compensation that would constitute "All Other Compensation." Ms. Susan R. Mulder is not included in the table because she joined the Board following the completion of our 2014 fiscal year.

(2)
Ms. Affeldt retired from the Board on November 12, 2013 and did not beneficially own any shares or have any option awards outstanding as of September 30, 2014.

(3)
On April 25, 2014 Mr. Brickman was appointed President and Chief Operating Officer of Sally Beauty Holdings, Inc. effective as of June 2, 2014. The value of his "Fees Earned or Paid in Cash" and "Stock Awards" for services as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer is included in the "Salary" and "Stock Awards" columns, respectively, of the "Summary Compensation Table" on page 46 of this Proxy Statement and the additional information regarding his stock awards is included in the "Grants of Plan-Based Awards For Fiscal 2014" table on page 48 of this Proxy Statement. He did not receive any compensation for his service as a director after his appointment, nor will he receive compensation for such services going forward.

(4)
Messrs. Winterhalter and Golliher did not receive any compensation for their service as a director during our 2014 fiscal year, nor will they receive compensation for such services going forward.

(5)
Ms. Miller retired from the Board on November 3, 2014.

(6)
Reflects the grant date fair value of restricted stock unit (RSU) awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation ("ASC 718"). The grant date fair value of the RSUs is based on the fair market value of the underlying shares on the date of grant. On October 30, 2013, each director received 3,802 RSUs, which stock award had a grant date fair value equal to $99,993. As of September 30, 2014, the directors beneficially owned RSUs which were vested but not yet delivered in shares in the following amounts: (a) Mr. Eisenberg, 56,538, (b) Mr. McMaster, 52,281; (c) each of Ms. Miller, Mr. Miller and Mr. Rabin,

  48,479; (d) Mr. Brickman, 8,059; and (e) Ms. Button Bell, 5,700. Messrs. Winterhalter and Golliher do not beneficially own any RSUs.

(7)
None of the directors received a stock option grant as compensation for their service as a director in fiscal 2014. As of September 30, 2014, each of Mr. Eisenberg, Ms. Miller and Mr. Rabin had 19,055 option awards outstanding.

Narrative Discussion of Director Compensation Table

        The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table.

Cash Compensation

        In fiscal 2014 and pursuant to the Sally Beauty Holdings, Inc. Amended and Restated Independent Director Compensation Policy, which we refer to as our Director Compensation Policy, each of our independent directors received an annual cash retainer of $35,000, payable in advance in four quarterly installments, with the exception of Mr. Brickman who ceased receiving compensation as a director after his appointment to President and Chief Operating Officer. For in-person Board or committee meetings during our 2014 fiscal year, each independent director in attendance received $2,000 per meeting. For telephonic Board or committee meetings for which minutes were kept, each independent director in attendance received $1,000 per meeting. Additional annual cash retainers were paid to each independent director who served as the Lead Independent Director (Mr. McMaster) or chairperson of the Audit Committee (Mr. McMaster), Compensation Committee (Mr. Rabin), or the Nominating and Corporate Governance Committee (Mr. Eisenberg). This additional retainer was paid in advance in quarterly installments in the following annualized amounts and pro-rated for partial years of service:

Lead Independent Director	$25,000
Audit Committee	$20,000
Compensation Committee	$14,000
Nominating and Corporate Governance Committee	$14,000

Equity-Based Compensation

        Pursuant to our Director Compensation Policy, each independent director was granted an annual equity-based retainer award with a value at the time of issuance of approximately $100,000. For fiscal year 2014, these awards were granted in accordance with the 2010 Omnibus Plan in the form of RSUs that vested on September 30, 2014, the last day of the fiscal year, subject to the director's continued service on the Board on such date. On October 30, 2013, each independent director received an award of 3,802 RSUs. As provided in the Director Compensation Policy, each independent director may elect to defer delivery of the shares of Common Stock that would otherwise be due on the vesting date until a later date specified by the independent director. Deferred shares are retained by us as deferred stock units that are distributed on the date specified by the independent director. If an independent director does not make such election, he or she will receive shares of Common Stock in settlement of the RSU on the vesting date. Vesting accelerates on a pro-rata basis in the event of the director's death or disability.

Stock Ownership and Retention Guidelines

        Pursuant to our minimum stock ownership guidelines, each independent director must own shares of Common Stock in an amount equal to five times the base annual cash retainer (excluding additional annual cash retainers for the Lead Independent Director and committee chairpersons and meeting fees). Independent directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements. Until such time as the required equity ownership is reached, the independent director must retain 100% of the shares of Common Stock received upon settlement of his or her RSUs. Shares underlying vested RSUs (including deferred shares) count towards the stock ownership total. Unexercised options (whether vested or unvested) and unvested RSUs do not count as stock owned under the guidelines. As of November 13, 2014, all of our independent directors were in compliance with our stock ownership guidelines.

Travel Expense Reimbursement

        Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip.

Changes to Cash Component of Director Compensation Policy

        On September 16, 2014, the Board approved the following changes to the Director Compensation Policy, effective October 1, 2014: (i) an increase in the annual cash retainer payable to each of our independent directors to $55,000; and (ii) an increase in the additional annual cash retainers payable to each independent director who serves as the Lead Independent Director or chairperson of the Audit Committee, Compensation Committee, or the Nominating and Corporate Governance Committee, as follows:

Lead Independent Director	$35,000
Audit Committee	$20,000
Compensation Committee	$16,000
Nominating and Corporate Governance Committee	$16,000

COMPENSATION DISCUSSION AND ANALYSIS

        In this section of our Proxy Statement, we explain how our executive compensation programs are designed and operate with respect to the following executive officers (whom we refer to as our "named executive officers"):

  •
  Gary G. Winterhalter, our Chief Executive Officer,

  •
  Christian A. Brickman, our President and Chief Operating Officer,

  •
  Mark J. Flaherty, our Senior Vice President and Chief Financial Officer,

  •
  John R. Golliher, our President of Beauty Systems Group LLC,

  •
  Matthew O. Haltom, our Senior Vice President, General Counsel and Secretary, and

  •
  Tobin K. Anderson, our former President of Sally Beauty Supply LLC.

        For a complete understanding of our executive compensation program, this Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and other compensation disclosures included on pages 46-63 of this Proxy Statement.

Executive Overview

Our Business

        We are the largest distributor of professional beauty supplies in the U.S. based on store count. We operate primarily through two business units, Sally Beauty Supply and Beauty Systems Group, or BSG. Through Sally Beauty Supply and BSG (which primarily operates stores under the CosmoProf service mark), we operated a multi-channel platform of 4,647 stores and supplied 181 franchised stores primarily in North America, South America and selected European countries, as of September 30, 2014. Within BSG, we also have one of the largest networks of professional distributor sales consultants in North America, with approximately 981 professional distributor sales consultants who sell directly to salons and salon professionals. Sally Beauty Supply stores target retail consumers and salon professionals, while BSG exclusively targets salons and salon professionals.

Fiscal 2014 Business Highlights

        Fiscal 2014 was a mixed year for the Corporation, customer traffic at our BSG and Sally International businesses was healthy; however, store traffic in the Sally U.S. stores was soft. Some of the key metrics regarding our performance are:

  •
  Consolidated net sales increased 3.6% from fiscal 2013 to $3.8 billion

  •
  GAAP net earnings for fiscal 2014 were $246 million, which represents a 5.8% decrease over fiscal 2013

  •
  GAAP diluted earnings per share were $1.51, representing a 2.0% increase over fiscal 2013

  •
  Adjusted earnings before share-based compensation, non-recurring items, interest, taxes, depreciation and amortization (EBITDA)* were $611.3 million, representing a 0.1% decrease over fiscal 2013

  •
  Fiscal 2014 saw growth in sales, representing a 3.6% increase over fiscal 2013:

Growth in sales (in 000's)

*
For a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP, financial measure, see Exhibit 99.1 to our Form 8-K filed with the SEC on November 13, 2014.

        Our GAAP diluted earnings per share were $1.51, representing a 2.0% increase over fiscal 2013.

Growth in EPS (in $s)

        Additionally, our adjusted EBITDA* decreased 0.1% in fiscal 2014, to $611.3 million.

2014 Executive Compensation Highlights

  •
  At the 2014 annual meeting we held our second annual advisory vote on executive compensation and 99% of the shares were cast in support of the compensation of the Corporation's named executive officers. As a result, we believe that the compensation paid to our named executive officers and the Corporation's overall executive pay practices have strong stockholder support and have been effective in implementing the Corporation's stated compensation philosophy and objectives.

  •
  Executive compensation was primarily delivered through a combination of base salary, annual incentives and long-term incentives in the form of stock options. Our program closely links realized compensation to the achievement of financial objectives and increases in the Corporation's stock price. Nineteen percent (19%) of Mr. Winterhalter's fiscal 2014 target compensation (excluding special awards granted in connection with the executive management transition plan) was performance based.

  •
  As described above, fiscal 2014 was a challenging year for the Corporation, and we failed to meet certain of the financial performance targets under the annual incentive plan. As a result, all of the named executive officers earned below-target annual incentive payments for fiscal 2014.

  •
  We increased base salaries for Messrs. Flaherty and Golliher by 3.33% to maintain our target market percentile level and for Mr. Haltom by 10.94% to move his salary closer to the targeted competitive position. Mr. Winterhalter, Mr. Brickman, who joined the Corporation during fiscal 2014 on June 2, 2014, and Mr. Anderson, who joined the Corporation just prior to the start of fiscal 2014 on August 5, 2013, did not receive a base salary increase in fiscal 2014.

*
For a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP, financial measure, see Exhibit 99.1 to our Form 8-K filed with the SEC on November 13, 2014.

  •
  We awarded our named executive officers service-based stock options in amounts consistent with our historical practices.

  •
  As part of our succession planning process, we entered into a transition agreement with Mr. Winterhalter and an offer letter with Mr. Brickman. In connection therewith, each of Messrs. Winterhalter and Brickman received a special, one-time long-term incentive (LTI) award.

  •
  We entered into a separation agreement with Mr. Anderson in connection with his resignation on May 14, 2014.

Fiscal 2014 Executive Management Transition

        On April 25, 2014, following the completion of its succession planning process, our Board approved the appointment of Mr. Brickman as our new President and Chief Operating Officer, effective June 2, 2014. Mr. Winterhalter will continue in his current position as Chief Executive Officer and, if re-elected by our stockholders at the 2015 annual meeting, Chairman of the Board, through April 30, 2015 or such earlier date as our Board determines (which we refer to as the Transition Date). During the transition period, Mr. Winterhalter will assist the Corporation with the transition of duties, responsibilities and authority to the next Chief Executive Officer of the Corporation. On the Transition Date, subject to Board approval, Mr. Brickman will assume the title of Chief Executive Officer and Mr. Winterhalter will transition into the role of Executive Chairman. Mr. Winterhalter has agreed to serve as Executive Chairman through January of 2018, subject to the discretion of our Board and his re-election by our stockholders. As Executive Chairman, Mr. Winterhalter will perform such duties as are customary for that position, as well as any duties reasonably requested by the Chief Executive Officer or our Board. Thereafter, Mr. Winterhalter has committed to serve (if desired by our Board) as the Corporation's non-Executive Chairman. Mr. Brickman will continue to serve as a member of our Board, subject to his re-election by our stockholders.

Transition Agreement with Mr. Winterhalter

        On April 25, 2014, we entered into a transition agreement with Mr. Winterhalter to provide for an orderly transition of duties, responsibilities and authority from Mr. Winterhalter to our new Chief Executive Officer and to set forth the compensation arrangement between us and Mr. Winterhalter during and as a result of this transition period.

        In negotiating the compensatory terms of the transition agreement, the Compensation Committee received information and advice from its independent consultant, Frederic W. Cook & Co., Inc. ("Cook"), and considered the same executive compensation objectives and competitive positioning used for our other executives. The Compensation Committee also considered Mr. Winterhalter's long-standing history with, and prior and expected future contributions to, the Corporation. The transition agreement provides that:

  •
  during fiscal year 2015 as compensation for his services as CEO through no later than April 30, 2015 and as Executive Chairman through September 30, 2015, Mr. Winterhalter will (i) receive base salary at his current rate of $1 million, (ii) have a target annual bonus consistent with his current target annual bonus of 100% of his base salary, and (iii) be eligible to receive an LTI award with respect of the fiscal year 2014 performance period consistent with the LTI awards granted to other senior executives of the Corporation;

  •
  during fiscal year 2016 as compensation for his services as Executive Chairman through September 30, 2016, Mr. Winterhalter will (i) receive base salary at the rate of $700,000 per year, (ii) have a target annual bonus of 80% of his base salary, and (iii) be eligible for an LTI award with respect of the fiscal year 2015 performance period, as determined by the Compensation Committee in its sole discretion; and

  •
  during fiscal year 2017, as compensation for his services as Executive Chairman through January 2018, Mr. Winterhalter will receive compensation as determined and deemed appropriate by the Compensation Committee in its sole discretion; provided, however, that Mr. Winterhalter will be eligible for an LTI award with respect of the fiscal year 2016 performance period. If Mr. Winterhalter serves as non-Executive Chairman, he will participate in our then-current compensation program for non-employee directors.

        In addition, in recognition of his retention through this transition process that is expected to span multiple years, on April 29, 2014, the Compensation Committee granted Mr. Winterhalter a special, one-time LTI award of restricted stock with a grant date target fair market value of $3.5 million, which vests in approximately three equal annual installments commencing on the first anniversary of the date of grant, subject to such other terms and conditions of the 2010 Omnibus Plan and the individual award agreement.

        Mr. Winterhalter's transition agreement also terminated his existing termination agreement, pursuant to which he would have been entitled to the following in the event his employment was terminated by us without "cause" or by Mr. Winterhalter for "good reason": (i) a lump sum payment equal to two times his current salary plus two times the average dollar amount of his actual or annualized annual bonus, paid or payable, in respective of the five fiscal years immediately preceding the fiscal years in which the date of termination occurs, (ii) reimbursement of up to $12,000 for outplacement services, and (iii) medical and dental insurance coverage at active-employee rates until his eligibility for Medicare. In addition, his transition agreement adds a sunset provision to, and amends the severance multiple in, his existing change-in-control severance agreement. The transition agreement also provides Mr. Winterhalter with certain severance benefits in the event of an involuntary termination. The termination of Mr. Winterhalter's termination agreement and the terms of his transition agreement and severance agreement are described in the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement beginning on page 55.

Mr. Brickman's Appointment as President and Chief Operating Officer

        On April 25, 2014, we entered into a written offer letter with Mr. Brickman to outline the terms of his employment with us as President and COO. In negotiating the compensatory terms of the transition agreement, the Compensation Committee received information and advice from Cook and considered the same executive compensation objectives and competitive positioning used for our other executives. The Compensation Committee also considered the needs of the Corporation in attracting an executive with Mr. Brickman's expertise in managing a large international corporation. Pursuant to the terms of the offer letter, Mr. Brickman will receive:

  •
  base salary at the annual rate of $660,000;

  •
  a target annual bonus opportunity under our Annual Incentive Plan of 80% of his base salary, with a guaranteed bonus for fiscal year 2015 of no less than 50% of his target annual bonus opportunity; and

  •
  for fiscal year 2015, an LTI award with a grant date target value equal to 75% of the grant date value of the LTI award granted to Mr. Winterhalter in the ordinary course in his capacity as Chief Executive Officer.

The offer letter also provides Mr. Brickman with the following transition-related compensation, which the Compensation Committee believed was important in encouraging Mr. Brickman to accept employment with us:

  •
  a special fiscal year 2014 LTI award consisting of restricted stock having a grant date target fair value of $2.1 million and stock options having a grant date target fair value of $1.1 million, each of which vests ratably over four years beginning on the first anniversary of the date of grant, subject to Mr. Brickman's continued employment with the Corporation on each applicable vesting date and subject to such other terms and conditions of the 2010 Omnibus Plan and the individual award agreements;

  •
  reimbursement for expenses incurred in relocating to the Corporation's headquarters in Denton, TX, as well as a tax gross-up payment on such amount in accordance with the Corporation's relocation policy;

  •
  reimbursement for the cost of health insurance premiums until he becomes eligible to participate in our group health plans, as well as a tax gross-up payment on such amount; and

  •
  severance in the event of his involuntary termination of employment or the Corporation's failure to promote him to the position of CEO prior to April 30, 2015, the terms of which are described in the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement beginning on page 55.

Executive Compensation Elements

        Our executive compensation program consists of the following primary components:

Type	Form of Compensation	Terms
Cash	Salary	Provides competitive level of fixed compensation; reviewed annually
	Annual Incentive	Earned, based on attainment of Corporation financial and operational goals, with limited potential adjustment for individual performance
Equity	Annual grants of service-based stock options Periodic grants of service-based restricted stock awards	Stock options generally vest in increments of 25% per year and restricted stock awards generally vest in increments of 20% to 25% per year.
Equity awards are used for alignment with stockholder interests and attraction and retention of named executive officers. The value of equity awards considers the performance of both the Corporation and the executive in the prior year.
Limited Non-Change-in-Control Severance Benefits	• For our CEO, payment of base salary through the remainder of the transition period and medical and dental insurance until his eligibility for Medicare
	• For our COO, 2 times base salary and target annual bonus	• Payable to CEO only upon involuntary termination • Payable to COO only upon an involuntary termination or the Corporation's failure to promote him to the position of CEO prior to April 30, 2015
Change-in-Control Severance Benefits	1.99 to 2.99 times base salary and average bonus, plus 24 months medical and welfare benefits.	Payable only upon involuntary termination within 2 years after a change in control, with no gross-up for taxes
Other Employee Benefits	401(k), health and welfare plans	Receive the same employee benefit as all employees
Perquisites	• Annual executive physical
• Reimbursement of relocation expenses in limited situations
• Reimbursement of health insurance premiums only upon hire and prior to eligibility for coverage in Corporation's group health plans in limited situations

        We believe our compensation program provides a balanced and stable foundation for achieving our intended objectives. Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast-changing market conditions and helps to not only achieve our short-term and long-term goals, but also aligns the interests of our management team with those of the Corporation and our stockholders.

 2014 Compensation Governance Highlights

        We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during fiscal 2014:

✓
The Compensation Committee is composed solely of independent directors who have established channels to communicate with stockholders regarding their executive compensation ideas and concerns.

✓
The Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc., is retained directly by the Compensation Committee and performs no other consulting or other services for us.

✓
The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to assure that compensation-related risks are not reasonably likely to have a material adverse effect on the Corporation.

✓
The Compensation Committee reviews tally sheets in connection with making compensation decisions.

✓
We have a compensation recoupment policy that complies with and goes beyond the parameters described in the Dodd-Frank Act, requiring current and former executives to return incentive compensation that is subsequently determined not to have been earned.

✓
Minimum vesting requirements under our 2010 Omnibus Plan require that, subject to certain limited exceptions, full-value awards either (i) be subject to a minimum vesting period of three years, or one year if the vesting is based on performance criteria, or (ii) be granted solely in exchange for foregone cash compensation.

✓
The exercise price of options granted under our 2010 Omnibus Plan is never less than the closing price of our Common Stock on the date of grant.

✓
We have meaningful stock ownership and retention guidelines for our executive officers, including the named executive officers, and our independent directors.

✓
We prohibit all employees and directors from engaging in any margin trading, pledging or hedging transactions with respect to the Corporation's stock.

X
We do not provide "single trigger" change-in-control severance benefits. Our equity plans provide for "double trigger" change-in-control vesting for awards assumed by the surviving company. We do not provide Section 280G excise tax "gross-ups."

X
The change in control definition contained in our 2010 Omnibus Plan and severance agreements is not a "liberal" definition that would be activated on mere stockholder approval of a transaction.

X
We do not provide excessive perquisites. Our named executive officers participate in the same benefit programs at the same cost as other salaried employees, and receive only minimal perquisites, consisting of reimbursement for an annual physical and, in limited situations, reimbursement for relocation expenses and health insurance premiums (upon hire and only prior to eligibility for coverage under the Corporation's group health plans).

X
We do not provide tax "gross-ups" for perquisites or other benefits provided to our executive officers, other than in the case of reimbursement of certain new-hire relocation and health insurance expenses.

X
Our plans prohibit the repricing of stock options without stockholder approval.

 Philosophy/Objectives of Executive Compensation

        Our Compensation Committee has developed the following set of objectives to guide the design of our executive officer compensation plans and practices, including those for our named executive officers. The Compensation Committee considers these objectives when making decisions regarding the forms, mix and amounts of compensation paid to our executive officers:

•
Attract, motivate and retain highly qualified individuals. To assure that our compensation arrangements remain competitive with the compensation paid by other employers who compete with us for talent, the Compensation Committee considers peer group information as a point of reference. In fiscal 2014 we targeted our compensation program to provide total direct compensation opportunities for our named executive officers in the median and 75th percentile of our peer group. The Compensation Committee uses its judgment to vary executive officer pay within the targeted range and from the targeted range based on various factors, such as an executive officer's performance, responsibilities, experience and expected future contributions.
•
Align the interests of our executive officers more closely with those of our stockholders. The compensation program for our executives is weighted toward performance-based compensation, with base salary generally being the only component of an executive officer's direct compensation that is fixed each year. Other components, including annual bonus and long-term incentive compensation, are subject to the achievement of financial and strategic business objectives and/or increases in stock price. The Compensation Committee believes this performance-driven compensation will promote our long-term success and maximize stockholder returns.
•
Manage risk by balancing the time horizon of incentive compensation. Our compensation program is balanced between short- and long-term performance objectives, but always with a view to achieving long-term value for our stockholders. This structure, together with our compensation recoupment policy, encourages and rewards sustained superior performance.

Internal Equity

        Internal equity is one factor of many that the Compensation Committee considers in establishing compensation for our executives. While there is no formal policy, the Compensation Committee reviews compensation levels to ensure that appropriate parity exists. The differences in compensation levels among our named executive officers reflect the significant variations in their relative responsibilities. The responsibilities of the CEO and COO for management and oversight of a global enterprise are significantly higher than those of our other named executive officers. As a result, the pay level for our CEO and COO are commensurately higher than the pay for other officer positions.

Management of Compensation-Related Risk

        We have designed our compensation programs to avoid excessive risk-taking. The following are some of the features of our program designed to help us appropriately manage business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures;
•	A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;
• • •
An assortment of vehicles for delivering
compensation, including cash and equity
based incentives with different time
horizons, to focus our executives on specific
objectives that help us achieve our business
plan and create an alignment with long-term
stockholder interests;

A compensation recoupment policy, as
described on page 15;

Standardized equity grant procedures; and
•	Stock ownership and retention guidelines applicable to all executive officers.

Processes for Determining Executive Compensation

        The Compensation Committee continues to review each element of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives. The Compensation Committee receives input from its independent compensation consultant as well as from members of management, as discussed below.

Role of Independent Compensation Consultant

        The Compensation Committee retained the services of an independent consultant, Cook, to assist in its review of our management and non-employee director compensation levels and programs. As part of this engagement, Cook assisted the Compensation Committee in the design of our current compensation program for executives, and continues to advise the Compensation Committee on the program. The Compensation Committee has directly engaged Cook to assist with these same services for fiscal 2014, based on Cook's experience, expertise and familiarity with our company. Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Compensation Committee's executive compensation consultant.

Conflicts of Interest Assessment

        The Compensation Committee determined that the work of Cook did not raise any conflicts of interest in fiscal 2014. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and the NYSE listing standards, including the fact that Cook does not provide any other services to the Corporation, the level of fees received from the Corporation as a percentage of Cook's total revenue, policies and procedures employed by Cook to prevent conflicts of interest, and whether the individual Cook advisers to the Compensation Committee own any stock of the Corporation or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Market Data/Benchmarking

        Cook assisted the Compensation Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of general industrial companies.

        The following 12 specialty retail companies comprised our peer group for fiscal 2014, which we refer to as our "peer companies" or "peer group:"

Advance Auto Parts, Inc.	Fred's, Inc.	Stage Stores, Inc.
Dick's Sporting Goods, Inc.	O'Reilly Automotive, Inc.	Stein Mart, Inc.
Dollar Tree Stores, Inc.	PetSmart, Inc.	Tractor Supply Company
Family Dollar Stores, Inc.	The Sherwin Williams Company	Williams-Sonoma, Inc.

The Compensation Committee selected the companies in the peer group, after reviewing data on retail companies (including financial metrics, line-of-business, stock performance and employee count for each respective company) and considering several criteria, including the comparability of specialty retailers and the volatility and maturity of potential peers. In terms of size, our revenues and our market capitalization approximated the 25th percentile of these peer companies. The peer group is the same as the peer group for fiscal 2013.

Role of Management

        The Compensation Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. In particular, our Chief Executive Officer recommends to the Compensation Committee the base pay levels and individual compensation targets for each executive officer (other than himself) based on each executive's experience, as well as our Chief Executive Officer's view as to the strategic importance of that executive's role, knowledge and performance. Our Chief Executive Officer's unique insight into our business and day-to-day interaction with our senior executives provides a valuable resource to the Compensation Committee with respect to our executive compensation programs. In addition, the Compensation Committee relied on recommendations made by our Chief Executive Officer and our Chief Financial Officer in selecting the performance metrics and targets for fiscal 2014 annual incentive compensation awards.

        Our CEO as well as other members of management generally attend Compensation Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Compensation Committee concerning his or her own compensation. The Compensation Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Compensation Committee with input on our financial performance and operational issues, and our General Counsel provides input to the Compensation Committee regarding compliance with the laws, regulations and best practices applicable to executive compensation.

Experience of our Compensation Committee

        The Chair of our Compensation Committee has significant experience in the management of professionals and has served both as chair and as a member of the compensation committees of other publicly-traded companies, and all of our Compensation Committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Board believes that this experience provides the members of our Compensation Committee with a solid frame of reference within which to evaluate our executive compensation programs and practices.

Total Compensation Review

        As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in fiscal 2014, the Compensation Committee reviewed tally sheets prepared by management containing information for each executive officer regarding, among other things:

  •
  compensation for the last four fiscal years;

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  length of service with us;

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  the types and amounts of long-term incentive awards granted in the previous four fiscal years;

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  the types and amounts of our equity securities, both vested and unvested, owned as of the end of the most recently completed fiscal year;

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  the proceeds realized from option exercises during the last four fiscal years;

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  perquisites and other compensation paid in the previous fiscal year; and

  •
  the severance and other payments that he or she would receive upon the occurrence of certain events, taking into account the proposed compensation to be paid to such executive officer for the new fiscal year.

        The Compensation Committee believes that this comprehensive annual review is important to an understanding of the total compensation paid and, in certain circumstances, payable to, our executive officers. The Compensation Committee uses these reports to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation objectives. Based on its review for fiscal 2014, the Compensation Committee believes that the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

        The Compensation Committee strives to make decisions on each element of executive compensation within the context of an officer's entire compensation package, meaning that a decision on one pay element (such as base salary) impacts decisions made on other pay elements (such as annual and long-term incentives). Based upon input received from Cook, the Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of severance and change-in-control benefits in a way that furthers the compensation objectives discussed above.

Compensation Components for Fiscal 2014

        The following are the principal elements of the fiscal 2014 compensation program for our executive officers, including our named executive officers:

Element	Form of Compensation	Purpose	Performance Criteria	Actions Taken in Fiscal 2014
Base Salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management, recognizing their respective roles, responsibilities, and experience.	Reviewed annually for merit increases.	3.33% increase for Messrs. Flaherty and Golliher 10.94% increase for Mr. Haltom No increases for Messrs. Winterhalter, Brickman or Anderson.
Annual incentive bonus	Cash	Communicating and driving achievement of strategic short-term objectives that are important to our sustained success and stock value.	Specific financial performance measures selected by the Compensation Committee, with potential adjustment based on individual performance, as discussed on pages 35-39. The AIP financial performance targets for fiscal 2014 are set forth in the table on page 37.	With the exception of Mr. Brickman who was not eligible for a bonus in fiscal 2014 and Mr. Anderson who received a bonus equal to 100% of his target pursuant to the terms of his offer agreement, each of the named executive officers earned between 39% and 87% of target based on achievement of performance goals. No discretionary adjustments to bonus payments were made based on individual performance.
Long-term incentive awards	Stock options Restricted Stock	Creating a strong financial incentive for meeting or exceeding long-term financial goals, rewarding past performance, recognizing promotions and encouraging an equity stake in the Corporation, and aligning their interests with those of our stockholders. Also encouraging officer retention by providing attractive compensation opportunities.	Value for options requires sustained increases in common stock price over the life of the option (maximum ten-year period). Restricted stock rewards performance and enhances retention.	Named executive officers were granted stock options that vest over a 4 year period.

In connection with the executive management transition plan, each of Messrs. Winterhalter and Brickman received special, one-time LTI awards consisting of restricted stock, in the case of Mr. Winterhalter, and restricted stock and stock options, in the case of Mr. Brickman.

        As discussed in more detail below, our competitive positioning for total direct compensation (base salary, target annual bonus and annualized grant-date fair value of long-term incentives) reflects a combination of 25th percentile base salaries, 25th percentile to median target bonus opportunities and median to 75th percentile long-term incentive grants, on average.

        The Corporation also provides the following elements of compensation:

Element	Form of Compensation	Purpose	Actions Taken in Fiscal 2014
Health and welfare plans	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Corporation, including broad-based medical, dental, life and disability insurance.	Providing a competitive, broad-based employee benefits structure and promoting the good health of our executives.	No changes affecting the named executive officers.
Retirement Plan	Eligibility to participate in, and receive Corporation contributions to, our 401(k) plan (available to all employees).	Providing competitive retirement-planning benefits to attract and retain skilled management.	No changes affecting the named executive officers.
Perquisites	Reimbursement for annual physical.	Promoting the good health of our executives.	No changes affecting the named executive officers.
	Reimbursement for relocation expenses per our corporate policy and a gross-up payment for the related taxes.	Offer competitive compensation package to induce employment	Offered to Messrs. Anderson and Brickman in connection with their commencement of employment with us.
	Reimbursement for health insurance premiums upon hire prior to eligibility for participation in the Corporation's group health plans and a gross-up payment for the related taxes.	Offer competitive compensation package to induce employment	Offered to Messrs. Anderson and Brickman in connection with their commencement of employment with us.
	Reimbursement for legal expenses incurred by Mr. Winterhalter in connection with the negotiation of his transition agreement.	Providing a competitive compensation package for retention purposes, as well as ensuring continuity of management during the executive management transition.	Offered to Mr. Winterhalter in connection with the executive management transition plan.
Severance Protection	Eligibility to receive cash severance and post-termination health benefits in connection with involuntary termination within two years after a change of control, or in the case of Messrs. Winterhalter and Brickman, involuntary termination (or, in the case of Mr. Brickman, our failure to promote him to the position of CEO prior to April 30, 2015). In addition, Mr. Winterhalter would be entitled to receive continued medical and dental insurance coverage until his eligibility for Medicare.	Providing a competitive compensation package for retention purposes before and after a change in control, as well as ensuring continuity of management in the event of any actual or threatened change in control of our Corporation.	No changes affecting the named executive officers, with the exception of (i) Mr. Winterhalter, who agreed to terminate his existing termination agreement in connection with his entering into the transition agreement, which provides for certain severance benefits in the event of an involuntary termination, and (ii) Mr. Brickman, who is entitled to severance upon an involuntary termination or our failure to promote him to CEO prior to April 30, 2015 pursuant to the terms of his offer letter.

Base Salary

The Compensation Committee determines the base salary for each of our named executive officers on an annual basis (unless market conditions or changes in responsibilities merit mid-year changes) and, except as noted below, targets base salaries at or near the 25th percentile to the median of the companies in our peer group. In evaluating each executive officer's performance in his position with us, the Compensation Committee relies primarily on our Chief Executive
Officer's performance review of each executive officer other than himself. The subjective factors considered by our Chief Executive Officer primarily consist of whether the executive officer met the developmental and operational goals set for him or her and the financial performance within the executive officer's area of responsibility.

        In September 2013, the Compensation Committee reviewed market data on our peer companies to determine whether any significant changes to the base salaries for our executive officers were needed for fiscal 2014 to align our executive team with the market. With the exception of Mr. Haltom who received an increase of 10.94% to align his compensation to the market rate as he continued to develop well in his role as Senior Vice President, General Counsel and Secretary following his promotion to that role in fiscal 2013, the Compensation Committee did not materially increase the base salary levels of the named executive officers (increases ranged from 0.0% to 3.33% with adjustments to reflect executive performance and to move executive salaries closer to the targeted competitive position). Mr. Anderson did not receive a base salary increase during fiscal 2014.

        In determining Mr. Brickman's initial base salary, the Compensation Committee considered the needs of the Corporation in attracting an executive with Mr. Brickman's expertise in managing large international corporations.

        Salaries for our named executive officers for fiscal 2014 ranged from the 25th percentile to the median of our peer group.

        The Compensation Committee believes that the base salaries paid to our named executive officers during fiscal 2014 were appropriate to facilitate our ability to retain and motivate such officers and were competitive with those offered by our peer companies. For the base salaries paid to our named executive officers during fiscal 2014, please see the "Summary Compensation Table" on page 46 of this Proxy Statement.

Annual Cash Incentive Bonus

        AIP.    For fiscal 2014, annual cash incentive bonuses for our named executive officers, with the exception of Mr. Brickman, were made pursuant to the Sally Beauty Holdings, Inc. Annual Incentive Plan, which is a sub-plan of the 2010 Omnibus Plan, which we refer to as the AIP. Mr. Brickman assumed the role of President and Chief Operating Officer on June 2, 2014 and therefore was not eligible to participate in the AIP for fiscal 2014. The AIP is designed to function as a "plan within a plan" in order to preserve deductibility under Section 162(m) of the Internal Revenue Code, while giving the Compensation Committee the flexibility to tailor awards to reflect financial, operational and individual achievements based on subjective as well as objective criteria. The "outer layer" component of the AIP is entirely objective. No bonuses will be payable under the AIP unless we achieve positive operating income for the year, as reflected in our audited consolidated financial statements. If we in fact achieve this threshold financial goal for the year, our Chief Executive Officer's maximum award is 1% of such operating income and each other named executive officer's maximum award is 0.5% of such operating income, which we refer to as the "Section 162(m) maximum awards." As the "inner layer" component of the AIP, at the beginning of each year the Compensation Committee may establish other financial, operational and/or individual performance goals for each executive officer that will be used to determine actual bonus amounts that are below the officer's Section 162(m) maximum award. The Compensation Committee in effect uses "negative discretion" to reduce the Section 162(m) maximum awards, as it deems appropriate, based on our financial performance relative to these pre-determined goals and based on the Compensation Committee's more subjective evaluation of corporate, operational and individual performance.

        Award Opportunities.    Consistent with the above approach, the Compensation Committee established certain performance criteria for each named executive officer which, if satisfied, would enable him to earn a target-level (below maximum) award under the AIP for fiscal 2014 (we refer to these "inner layer" performance criteria as the AIP criteria). These AIP criteria are factors used by the Compensation Committee in exercising its discretion to appropriately size the AIP bonuses, if any, to an amount that is below the Section 162(m) maximum award amount, as described above.

        Our CEO made recommendations to the Compensation Committee as to the percentage of each named executive officer's base salary (other than himself) to be used as his target-level award under the AIP, based on job responsibilities and peer group data provided by Cook. The Compensation Committee made the determination as to the percentage of the CEO's base salary to be used for his target-level award under the AIP, based on his job responsibilities and the peer group data provided by Cook. The bonus targets for our named executive officers, with the exception of Mr. Brickman (who did not participate in the AIP during fiscal 2014), for fiscal 2014 were the same as for fiscal 2013 and fiscal 2012: 100% of base salary for Mr. Winterhalter, and 60% of base salary for our other named executive officers. Accordingly, the targeted total annual cash compensation (base salary and annual incentive) for our named executive officers was generally between the 25th percentile and the median of our peer companies.

The AIP is designed so that if we achieve the AIP financial performance targets (as discussed below), the executive is eligible to earn 100% of his target bonus award. Financial performance at below-target levels (subject to a threshold of 96.1% of target performance for each metric) would result in awards as low as 2.5% of the target award, subject to the discretion of the Compensation Committee to make adjustments as described below. If we exceed the AIP financial performance targets, each named executive officer is eligible to earn an AIP bonus in excess of his target award, not to exceed the designated individual award limit. We refer to these higher amounts as the "AIP maximum awards," as distinguished from the Section 162(m) maximum awards.

        AIP Financial Performance Criteria.    In establishing the performance objectives for fiscal 2014, the Compensation Committee determined that the primary emphasis should be on financial performance objectives (as an entity or, in some cases as set forth below, as a business unit). Accordingly, in order for an executive to receive 100% of his AIP target bonus, the target level of financial performance must be achieved, subject to a potential adjustment based on individual performance, as described below.

        For fiscal 2014, the AIP financial criteria consisted of the following three performance metrics, which were measured with reference to our annual operating plan. For shared services officers (Messrs. Winterhalter, Flaherty and Haltom), these metrics were expressed on the consolidated level as made up by individual reporting units. For heads of a business unit (Messrs. Anderson and Golliher), these metrics were expressed as that segment's portion of our annual operating plan. The percentage weighting of the various financial metrics represents the Compensation Committee's determination regarding the relative importance of each metric to our overall financial performance.

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  Sales (30%).  Sales, excluding unbudgeted acquisitions, is a valuable measure in determining incentive compensation, as it provides consistency and comparability in our financial reporting and therefore links the compensation of our executive officers with our growth objectives.

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  Adjusted EBITDA (50%).  Adjusted EBITDA, excluding unbudgeted acquisitions, provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements. For incentive award purposes, we calculate adjusted EBITDA in the same manner as we publicly report this non-GAAP financial measure to the public in our quarterly earnings releases.

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  Working Capital (20%).  Working capital (expressed as a percentage of sales) provides a meaningful measure of the capital employed in our business. We use this measure as a means to reward employees for decreasing the level of capital needed to effectively run the business so that any additional cash could be used for other value-creating purposes, such as the repayment of debt, acquisitions, or opening additional stores. We define this working capital target as the 12-month average value of inventory and accounts receivable, minus accounts payable, expressed as a percentage of sales for the corresponding fiscal year period.

        In setting the financial performance targets for the AIP, the Compensation Committee reviewed our financial projections for fiscal 2014 with Mr. Winterhalter and Mr. Flaherty. For fiscal 2014, the AIP financial performance targets were as follows:

	Sales(1)	Adjusted EBITDA(1)	Working Capital(1)

Messrs. Winterhalter, Flaherty and Haltom	$3.777 billion (weighted 30%)	$641.3 million (weighted 50%)	13.32% of Sally North America 17.55% of BSG North America 25.60% of Sally International 30.12% of BSG International (weighted 20%)

Mr. Anderson	$1.828 billion of Sally USA and Canada (weighted 30%)	$475.1 million of Sally USA and Canada (weighted 50%)	12.94% of Sally USA and Canada (weighted 20%)

Mr. Golliher	$1.458 billion of BSG (weighted 30%)	$240.5 million of BSG (weighted 50%)	20.00% of BSG Canada 17.31% of BSG USA 30.12% of BSG International (weighted 20%)

(1)
Based on consolidated results, except as noted.

        As noted above, if we achieve target-level financial performance, the executives are eligible to earn 100% of their target AIP bonus awards. Financial performance at below-target levels (subject to a threshold of 96.1% of target performance for each metric) would result in awards as low as approximately 2.5% of the target award, except that, as discussed below, the Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award based upon a subjective assessment of the individual's performance. The named executive officers were eligible to earn bonuses in excess of the target awards (up to the AIP maximum awards stated above) to the extent that performance against the financial goals exceeded target performance. AIP maximum awards could be earned if:

  •
  we, or the applicable business unit, had achieved 104% or greater (domestically) or 108% or greater (internationally) of the target amount of sales for fiscal 2014,

  •
  we, or the applicable business unit, had achieved 108% or greater of the target amount of adjusted EBITDA for fiscal 2014, and

  •
  with respect to Messrs. Winterhalter, Flaherty and Haltom, one or more of the following had occurred: Sally North America's working capital as a percentage of sales for fiscal 2014 had been 13.32% or below, BSG North America's working capital as a percentage of sales for fiscal 2014 had been 17.55% or below, Sally International's working capital as a percentage of sales for fiscal 2014 had been 25.60% or below or BSG International's working capital as a percentage of sales for fiscal 2014 had been 30.12% or below, or with respect to Mr. Anderson, Sally USA and Canada's working capital as a percentage of sales for fiscal 2014 had been 12.94% or below or, with respect to Mr. Golliher, one or more of the following had occurred: BSG Canada's working capital as a percentage of sales for fiscal 2014 had been 20.00% or below, BSG USA's working capital as a percentage of sales for fiscal 2014 had been 17.31% or below, or BSG International's working capital as a percentage of sales for fiscal 2014 had been 30.12% or below.

        When performance for a given financial metric exceeds target, the payout between target and maximum award opportunity for that metric is determined by straight-line interpolation. For example, based on the following chart, sales performance of 102.38% of target would translate into a payout percentage of 159.50%. If the sales component is weighted at 30% of the bonus opportunity, the weighted payout for that metric would equate to 47.85% of the total target bonus opportunity for that participant:

Sales target

Objective	Payout Percentage

104% or above	200%

103%	175%

102%	150%

101%	125%

100%	100%

99%	75%

98%	50%

97%	25%

96% or below	0%

        Individual Performance.    In order to provide flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Compensation Committee does not list specific individual performance objectives for individual officers under the AIP. Instead, the Compensation Committee has the ability to use its qualitative judgment to reduce or increase the dollar value of an individual officer's AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed the Section 162(m) maximum award for such individual.

        Determination of Fiscal 2014 Awards.    In its September and October 2014 meetings, the Compensation Committee reviewed the 2014 fiscal year business results and determined whether and to what extent the AIP criteria were met. During this review, the Compensation Committee met with Mr. Winterhalter to discuss his performance reviews of the other named executive officers and with the Lead Independent Director of the Board to discuss the Board's review of Mr. Winterhalter (without Mr. Winterhalter being present). The Compensation Committee did not adjust AIP payouts for individual performance for any of the named executive officers for fiscal 2014.

        The amounts by which the financial performance targets under the AIP were achieved for each metric, and the resulting payout factors, are illustrated in the following table.

	Sales		Adjusted EBITDA		Working Capital		Aggregate Payout

	Weighted Achievement %	Weighted Payout %	Weighted Achievement %	Weighted Payout %	Weighted Achievement %	Weighted Payout %	As % of Target Bonus	As % of Base Salary

Mr. Winterhalter	98.77%	19.81%	95.33%	17.00%	93.80%	2.07%	38.88%	39%

Mr. Flaherty	98.77%	19.81%	95.33%	17.00%	93.80%	2.07%	38.88%	23%

Mr. Golliher	99.29%	24.23%	101.59%	56.61%	98.54%	5.81%	86.65%	52%

Mr. Haltom	98.77%	19.81%	95.33%	17.00%	93.80%	2.07%	38.88%	23%

        The table below shows the payout opportunities and actual payouts under the AIP for the named executive officers* for fiscal 2014:

	AIP Target as a % of Salary	AIP Target Award ($)	FY14 Actual AIP Award ($)	AIP Actual Award as a % of Salary

Mr. Winterhalter	100%	$1,000,000	$388,800	39%

Mr. Flaherty	60%	284,522	$110,622	23%

Mr. Golliher	60%	284,522	$246,538	52%

Mr. Haltom	60%	211,907	$ 82,389	23%

*
Mr. Brickman was not eligible to participate in the AIP for fiscal 2014 and Mr. Anderson received a payout equal to 100% of his target bonus pursuant to the terms of his offer letter with the Corporation.

Equity-Based Long-Term Incentive Compensation

        Options to purchase our Common Stock are the primary equity compensation vehicle used by the Compensation Committee. Because the benefits of stock options are dependent on the appreciation of the price of our Common Stock, such awards create a strong financial incentive for meeting or exceeding our long-term financial goals and increasing stockholder return. Because the options become exercisable in increments over a four-year term, our executives must remain employed for a significant period before realizing any value for their options. Restricted stock awards are reserved for limited circumstances to recognize key contributors and enhance retention, as the Compensation Committee deems appropriate. The Compensation Committee evaluates whether this component of our compensation program is appropriate given our capital structure and evolving business strategy (as discussed with Cook) given the goal of providing assurance that our equity program properly motivates and retains our key employees.

        Grant Practices for Equity-Based Awards.    The Compensation Committee's policy is to grant equity awards on the same day it approves the grant. Options have an exercise price equal to the closing price of our Common Stock on the date of grant. Other than special one-time grants, such as at the time of a new hire or promotion, the Compensation Committee intends to grant equity awards to its executive officers once a year, and such grants will generally be made at the same time that the Compensation Committee approves the annual bonus award targets under the annual bonus plan for the fiscal year.

These actions will generally occur within the first month of the fiscal year. Equity grants are currently made under the 2010 Omnibus Plan.

        Our VP of Employee Services recommends to our CEO the number of options or other equity awards to be granted to certain key employees based on a value concept based upon Adjusted EBITDA growth, as well as consideration of each individual's rate of base salary and the dollar value of the proposed award as a percentage of base salary. Our CEO then makes a grant recommendation for each of the proposed grantees, including the named executive officers other than himself, to the Compensation Committee based on consideration of the value of the grants that the individual received in prior years, the competitive market data provided by Cook and his views as to the individual's expected future contribution to our business results. The Chairman of the Compensation Committee of the Board of Directors recommends to the Compensation Committee the CEO's proposed equity grant based on his review of competitive market data provided by Cook. The Compensation Committee is ultimately responsible for determining the number of options or shares to be awarded and for approving each grant. In making this determination, the Compensation Committee considers the recommendations of the CEO, the long-term incentive opportunity market data provided by Cook, and the competitive data provided by Cook regarding aggregate share usage and costs associated with equity grants.

        Fiscal 2014 Equity Awards.    Consistent with its equity grant policy, in October 2013, the Compensation Committee granted stock options to each of our named executive officers.

The Compensation Committee sets an aggregate long-term incentive budget to determine the total amount of equity awards that may be awarded in any fiscal year. The Compensation Committee determines the budget after discussions with Cook and management and a review of peer group practices, evaluation of prior year performance and the projected impact to our net income. Based upon input received from Cook, the Compensation Committee believes that the terms and conditions of the 2014 equity awards, as well as the size of the grants, were commensurate with similar measures used by our peer group.

        In addition, as discussed earlier in this CD&A, in connection with the executive management transition plan, the Compensation Committee granted special, one-time LTI awards to Messrs. Winterhalter and Brickman consisting of restricted stock, in the case of Mr. Winterhalter, and restricted stock and stock options, in the case of Mr. Brickman. The Compensation Committee determined the size of these grants after considering a number of factors, including, in the case of Mr. Brickman, the needs of the Corporation in attracting an executive with Mr. Brickman's expertise in managing a large international corporation and the value of the equity awards forfeited by Mr. Brickman upon his resignation from his prior employer, and in the case of Mr. Winterhalter, the Corporation's desire to encourage his retention during this important executive management transition period.

        For more information regarding the equity-based awards granted to our named executive officers during fiscal 2014, please see the "Grants of Plan-Based Awards For Fiscal 2014" table on page 48 of this Proxy Statement.

Benefits and Perquisites

Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, life insurance, and disability plans. In addition, our named executive officers (along with our other U.S. employees) are eligible to participate in our 401(k) plan, which represents the only retirement plan that we provide to our named executive officers. Under the 401(k) plan, our employees may contribute, on a pre-tax basis, up to 50% of eligible compensation, as defined in the plan, subject to Internal Revenue Code limitations. We match each employee's contribution, including our named executive officers, at a rate of 100% on the first 4% of the employee's eligible compensation. Employees are immediately vested in the matching contributions made by us. Our 401(k) plan also has a profit sharing component, which is 100% funded by us and is determined annually by the Compensation Committee. Employees are vested in our profit sharing contributions after 3 full years of employment. For fiscal 2014, the Compensation Committee reviewed the contributions of our employees to our financial performance and determined that a company contribution of approximately 1% of eligible compensation was an appropriate profit-sharing contribution.

        Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited benefits and perquisites. All perquisites for executive officers must be approved by the Compensation Committee. In fiscal 2014, the only perquisites provided to our named executive officers were reimbursement for an annual physical and, for (i) Messrs. Anderson and Brickman, reimbursement of relocation expenses and for health insurance premiums upon hire only prior to them becoming eligible for group health coverage under the Corporation's group health plans and a related tax gross-up payment for each relocation expense and health insurance premium reimbursement, and (ii) Mr. Winterhalter, reimbursement of legal expenses incurred in connection with the negotiation of his transition agreement.

        The Compensation Committee believes that offering the above-described benefits and perquisites to our named executive officers is consistent with the terms and benefits offered by other similarly-situated public companies, and enhances our ability to retain our named executive officers. Given the fact that these items represent a relatively insignificant portion of our named executive officers' total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to the other elements of the total compensation payable to our named executive officers.

Post-Termination Benefits

        Change-in-Control Agreements.    Many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with the Corporation during an important time when their prospects for continued employment can be uncertain, we have entered into change-in-control agreements only with our senior executive officers, Messrs. Winterhalter, Brickman, Flaherty, Golliher, Anderson, and Haltom, which provide payments and benefits in the event of the executive's termination of employment by the Corporation without cause or by the executive for "good reason" within two years following a change in control. Because a termination by the executive for good reason is effectively a "constructive termination" by the Corporation without cause, we believe it is appropriate to provide severance benefits in these circumstances. The Compensation Committee has determined that our change-in-control agreements were generally consistent with those in place at similarly-situated public companies, were designed to keep our executives focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control, and (consistent with the recommendation of our CEO) were necessary to retain and recruit our senior executives. The Compensation Committee also deemed it important from a retention perspective to treat all of the named executive officers similarly with respect to their change-in-control arrangements, except that on October 29, 2012, Mr. Winterhalter's agreement was amended so that the Corporation's medical and dental insurance will remain available to him until his eligibility for Medicare in the event of his termination without cause or for good reason or his retirement, with the Board's approval, within two years after a change in control. Pursuant to Mr. Winterhalter's transition agreement, his severance agreement will continue in full force and effect until September 30, 2016, but effective as of April 30, 2015, the severance multiple will be reduced. Mr. Anderson's agreement expired when he resigned from the Corporation on May 14, 2014.

        Transition Agreement and Offer Letter.    Mr. Winterhalter's transition agreement and Mr. Brickman's offer letter each provide certain severance benefits if the executive is involuntarily terminated in situations that do not involve a change in control. The Compensation Committee deemed it important to provide these severance benefits in order to encourage retention during an important transition period. Please see "Potential Payments Upon Termination or Change in Control" on page 55 of this Proxy Statement for a description of and potential payouts under the Mr. Winterhalter's transition agreement and Mr. Brickman's offer letter.

        Treatment of Equity Awards upon Change in Control.    Under the terms of our Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan (the "2007 Omnibus Plan") and our 2010 Omnibus Plan, stock option and restricted stock awards have "double trigger" change-in-control vesting if the awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. This means that the awards would vest upon the holder's involuntary separation from service within two years following the change in control, or such other period specified by the Compensation Committee. If the awards are not assumed by the surviving company and equitably converted, they would vest upon the change in control. This vesting approach aids in our ability to retain key executives during the critical time leading up to and following a change in control.

        Separation Agreement.    In connection with his resignation, we entered into a separation agreement with Mr. Anderson, pursuant to which he received certain payments and benefits. Please see "Potential Payments Upon Termination or Change in Control" on page 55 of this Proxy Statement for a description of these separation agreements.

Stock Ownership and Retention Guidelines

        Consistent with our commitment to aligning the interests of our executives with stockholders, the Nominating and Corporate Governance Committee of our Board of Directors has adopted stock ownership guidelines which apply to our executives at the vice president level and above. Pursuant to these guidelines, executives are encouraged to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive's level in the Corporation. Vested stock options count towards the grantee's stock ownership totals, with each option counting as one share of stock owned. Unvested stock options and restricted shares (stock for which restrictions have not lapsed) do not count as stock owned under the guidelines. The executive officer stock ownership guidelines, as applicable to the named executive officers, are as follows:

CEO	Five times annual base salary
Senior Vice Presidents	Three times annual base salary
Vice Presidents	One time annual base salary

        Until such time as the officer reaches his or her equity ownership guideline, the officer will be required to retain that percentage of the shares of Common Stock received upon lapse of the restrictions upon restricted stock and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option and tax withholding) as set forth below:

Retention Requirement
Chief Executive Officer	100%
Senior Vice Presidents	50%
Vice Presidents	50%

        Because officers must retain a percentage of shares resulting from any exercise of stock options or the lapsing of restrictions upon restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the equity ownership guidelines set forth above. As of December 1, 2014, all of our executive officers were in compliance with our equity ownership guidelines (other than Mr. Anderson, who resigned on May 14, 2014 and Mr. Winterhalter who, per the executive management transition plan, will transition to the role of Executive Chairman by April 30, 2015). The stock ownership guideline applicable to Senior Vice Presidents also applies to Mr. Brickman while he serves as the President and Chief Operating Officer of the Corporation.

        The Compensation Committee may in the future consider an executive's achievement of the guideline stock ownership targets in its award of further equity grants.

        Beginning in fiscal year 2013, we instituted stock ownership and retention guidelines for our independent directors, as further described on pages 20-21 of this Proxy Statement.

Use of Pre-Approved Trading Plans

        We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan. Generally, when our executive officers trade under these plans they are publicly disclosed in Section 16 filings with the SEC. Three of our named executive officers (Messrs. Winterhalter, Flaherty and Haltom) had Rule 10b5-1 sale plans in place during fiscal 2014.

Policy Against Margin Trading, Pledging or Hedging Company Stock

        Certain forms of margin trading, pledging, hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or other employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Corporation's other stockholders. Therefore, pursuant to our published insider trading policy, our directors, officers and other employees are prohibited from engaging in any such transactions.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to our named executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to each of these officers in excess of $1,000,000 per year is deductible by us only if it is "performance-based." The Compensation Committee believes that tax deductibility of compensation is an important consideration in establishing our executives' compensation. For example, the 2010 Omnibus Plan is designed to allow the Compensation Committee to grant awards that may qualify for the performance-based compensation exemption from Section 162(m), such as stock options, and the AIP, as a subplan of the 2010 Omnibus Plan, also allows annual cash incentive awards that may qualify as performance-based compensation. A number of requirements must be met for particular compensation to so qualify, however, so there can be no assurance that any compensation awarded will be fully deductible under all circumstances. Also, with the goal of providing a compensation program that enhances stockholder value, the Compensation Committee reserves flexibility to approve compensation arrangements that are not fully tax deductible by us.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

        At the annual meeting of stockholders on January 28, 2011, our stockholders expressed a preference that advisory votes on executive compensation occur every three years. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every three years until the next required vote on the frequency of stockholder votes on the compensation of executives, which is scheduled to occur at the 2017 annual meeting. Therefore, an advisory vote on executive compensation was held at the 2014 annual meeting and the next advisory vote will occur at the 2017 annual meeting.

        Also, at the annual meeting of stockholders on January 30, 2014, we held our second annual advisory vote on executive compensation and 99% of the shares voted were cast in support of the compensation of the Corporation's named executive officers. The Compensation Committee appreciates and values the views of our stockholders. In considering the results of the 2014 advisory vote on executive compensation and feedback from our stockholders, the Compensation Committee concluded that the compensation paid to our executive officers and the Corporations' overall executive pay practices have strong stockholder support and have been effective in implementing the Corporation's stated compensation philosophy and objectives. The Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. Please refer to "Stockholder — Director Communications" on page 13 for information about communicating with the Board.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Edward W. Rabin (Chair) Katherine Button Bell Marshall E. Eisenberg Susan R. Mulder

        The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains compensation information for our named executive officers. The information included in this table reflects compensation earned by the named executive officers for services rendered to us for the years ended September 30, 2014, September 30, 2013 and September 30, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Gary G. Winterhalter	2014	1,000,000		—		3,499,957	3,283,989		388,800	23,346	8,196,092
Chief Executive Officer	2013	997,077		—		1,084,064	3,387,480		441,379	13,904	5,923,904
	2012	959,154		—		—	3,188,030		1,351,197	9,333	5,507,714
Christian A. Brickman	2014	250,327	(6)	—		2,199,902	1,099,499		—	262,315	3,812,043
President and Chief Operating Officer(5)
Mark J. Flaherty.	2014	473,822		—		—	979,535		110,622	13,928	1,577,907
Senior Vice President and	2013	458,320		—		350,001	1,029,749		121,733	13,780	1,973,583
Chief Financial Officer	2012	440,692		—		—	1,030,463		372,492	13,455	1,857,102
John R. Golliher	2014	473,822		—		—	979,535		246,538	7,351	1,707,246
President, Beauty Systems	2013	458,320		—		350,001	1,029,749		401,886	13,780	2,253,736
Group LLC	2012	440,692		—		—	1,030,463		507,147	13,455	1,991,757
Matthew O. Haltom	2014	352,308		—		—	523,173		82,389	13,465	971,335
Senior Vice President,	2013	313,564		—		168,071	549,630		83,705	13,532	1,128,502
General Counsel and Secretary(7)
Tobin K. Anderson	2014	261,539		240,000	(9)	—	700,282	(10)		514,008	1,715,829
Former President, Sally Beauty Supply LLC(8)

(1)
Reflects principal positions held as of September 30, 2014.

(2)
Reflects the grant date fair value of the stock awards, determined in accordance with ASC 718 and based on the fair market value of the underlying shares on the date of grant. None of our named executive officers received any stock awards in fiscal year 2012 and, with the exception of Messrs. Brickman and Winterhalter, none of our named executive officers received any stock awards in fiscal year 2014. For Mr. Brickman, fiscal year 2014 includes the grant date fair value of the restricted stock units granted to him on October 30, 2013 in connection with his service as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer of the Corporation ($99,993).

(3)
Reflects the grant date fair value of the option awards, determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 7 to our audited financial statements for the fiscal year ended September 30, 2014, included in our Form 10-K filed with the SEC on November 13, 2014.

(4)
Amounts reported as "All Other Compensation" for our 2014 fiscal year include the following:

	Company Matching Contributions to 401(k) and Profit Sharing Plan ($)	Life Insurance Premiums ($)	Relocation Expenses ($)	Tax Gross-Up ($)(a)	Health Care Premiums ($)	Legal Expenses ($)	Severance Payments ($)(b)	Total ($)
Mr. Winterhalter	12,836	1,188	—	—	—	9,322	—	23,346
Mr. Brickman	—	122	150,876	109,016	2,301	—	—	262,315
Mr. Flaherty	12,993	935	—	—	—	—	—	13,928
Mr. Golliher	6,416	935	—	—	—	—	—	7,351
Mr. Haltom	12,775	690	—	—	—	—	—	13,465
Mr. Anderson	—	366	10,772	5,833	5,135	—	491,902	514,008

  (a)
  Represents a gross-up amount to cover the taxes related to the reimbursement of relocation expenses and health insurance premiums.

  (b)
  Lump sum cash severance payment to Mr. Anderson pursuant to the terms of his separation agreement in connection with his resignation from the Corporation on May 14, 2014. Please see "Potential Payments Upon Termination or Change in Control" on page 55 of this Proxy Statement for a description of his separation agreement.

  Perquisites and other personal benefits provided to each of the other named executive officers had an aggregate incremental cost of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules. For information regarding perquisites, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2014 — Benefits and Perquisites."

(5)
Mr. Brickman assumed the role of President and Chief Operating Office of the Corporation on June 2, 2014 and was not a named executive officer in fiscal years 2013 and 2012.

(6)
Includes $47,250 in fees received for his service as an independent director on our Board of Directors through April 25, 2014.

(7)
Mr. Haltom was not a named executive officer in fiscal year 2012.

(8)
Mr. Anderson was not a named executive officer in fiscal years 2013 and 2012 and resigned from the Corporation on May 14, 2014.

(9)
Reflects Mr. Anderson's payout equal to 100% of his target bonus pursuant to the terms of his offer letter with the Corporation.

(10)
All of Mr. Anderson's option awards were forfeited upon his resignation from the Corporation on May 14, 2014.

Narrative Discussion of Summary Compensation Table

Salary

        As discussed above in "Compensation Discussion and Analysis," the Compensation Committee generally reviews executive officer salaries within the first month of the fiscal year. In October 2013, the Compensation Committee increased the annual base salary for each of our named executive officers, except for Mr. Winterhalter, whose salary remained level at $1,000,000, Mr. Brickman, who was appointed President and Chief Operating Officer on June 2, 2014 at annual base salary of $660,000, and Mr. Anderson who joined the Corporation on August 5, 2013 as Senior Vice President of Sally Beauty Supply LLC at an annual base salary of $400,0000 and did not receive a promotional increase at the time of his promotion to President of Sally Beauty Supply LLC on November 11, 2013. The annual base salary for each of our other named executive officers increased as follows: Mr. Flaherty, $459,680 to $475,000; Mr. Golliher, $459,680 to $475,000 and Mr. Haltom $320,000 to $355,000.

Stock Awards

        Stock Awards consist of time-vesting restricted stock awards. Amounts reported reflect the grant date fair value of these awards.

Option Awards

        Option Awards consist of time-vesting stock option awards. Amounts reported reflect the grant date fair value of these awards.

Non-Equity Incentive Plan Compensation

        The amounts reported reflect annual incentive awards earned for our 2014 fiscal year under the AIP. For information regarding the AIP, which is a sub-plan of the 2010 Omnibus Plan, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2014 — Annual Cash Incentive Bonus."

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2014

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ / Sh) (4)	Grant Date Fair Value of Stock and Option Awards($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gary G. Winterhalter		25,000	1,000,000	5,070,000
	10/30/13					290,000	26.30	3,283,989
	04/29/14				128,016			3,499,957
Christian A. Brickman		—	—	—
	10/30/13				3,802			99,993
	06/02/14					130,952	25.36	1,099,499
	06/02/14				82,804			2,099,909
Mark J. Flaherty		7,113	284,522	2,535,000
	10/30/13					86,500	26.30	979,535
John R. Golliher		7,113	284,522	2,535,000
	10/30/13					86,500	26.30	979,535
Matthew O. Haltom		5,298	211,907	2,535,000
	10/30/13					46,200	26.30	523,173
Tobin K. Anderson(6)		6,000	240,000	2,535,000
	10/30/13					61,840	26.30	700,282

(1)
Reflects threshold, target and maximum bonus opportunities under the financial component of our AIP. The Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas, based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed such individual's Section 162(m) maximum award. Mr. Winterhalter's target AIP bonus was 100% of his base salary. The target AIP bonus for each of Messrs. Flaherty, Golliher, Haltom and Anderson was 60% of his base salary. Mr. Brickman was not eligible for a bonus in fiscal year 2014. Please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2014 — AIP Criteria Based on Financial Performance" for additional information on these targets.

(2)
Mr. Brickman received 3,802 restricted stock units on October 30, 2013 in connection with his service as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer of the Corporation. In connection with the executive management transition plan, our Compensation Committee granted restricted stock to Mr. Winterhalter on April 29, 2014 and to Mr. Brickman on June 2, 2014 pursuant to the 2010 Omnibus Plan. The restrictions on Mr. Winterhalter's award lapse ratably over a three-year period beginning on April 29, 2014 and the restrictions on Mr. Brickman's award lapse ratably over a four-year period beginning on June 2, 2014.

(3)
On October 30, 2013, our Compensation Committee granted options to each of our executive officers to purchase shares of our Common Stock under the 2010 Omnibus Plan. Mr. Brickman was not an executive officer on such date. These options vest ratably over a four-year period beginning on October 30, 2013. In connection with the executive management transition plan, our Compensation Committee granted options to Mr. Brickman on June 2, 2014 pursuant to the 2010 Omnibus Plan, which options vest ratably over a four-year period beginning on June 2, 2014.

(4)
The exercise price of the options is equal to the closing price of our Common Stock on the NYSE on the grant date.

(5)
Reflects the grant date fair value of the stock ($26.30 for Mr. Brickman's October 30, 2013 award; $27.34 for Mr. Winterhalter's April 29, 2014 award and $25.36 for Mr. Brickman's June 2, 2014 award) and option awards ($11.3241 for awards dated October 30, 2013 and $8.3962 for Mr. Brickman's June 2, 2014 award) determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair value of the option awards are included in Note 7 to our audited financial statements for the fiscal year ended September 30, 2014, included in our Form 10-K filed with the SEC on November 13, 2014. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant.

(6)
All of Mr. Anderson's options were forfeited upon his resignation on May 14, 2014. Mr. Anderson received a payout equal to 100% of his target AIP bonus pursuant to the terms of his offer letter with the Corporation.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	Option Awards						Stock Awards
											Market Value of Shares or Units of Stock That Have Not Vested ($)(17)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)
							Number of Shares or Units of Stock That Have Vested (#)		Number of Shares or Units of Stock That Have Not Vested (#)
					Option Exercise Price ($)
						Option Expiration Date
Name	Exercisable		Unexercisable
Gary G. Winterhalter	598,900	(1)	—		9.57	12/04/2016	—
	12,006	(2)	—		8.80	10/24/2017	—
	450,000	(4)	—		5.24	10/22/2018	—
	450,000	(5)	—		7.42	10/21/2019	—
	337,500		112,500	(7)	11.39	10/19/2020	—		20,000	(8)	547,400
	166,000		166,000	(9)	19.21	10/26/2021	—
	75,000		225,000	(10)	23.49	10/29/2022	—		36,920	(11)	1,010,500
	72,500		217,500	(12)	26.30	10/30/2023	—
	—		—		—		—		128,016	(13)	3,503,798

Christian A. Brickman	—		—		—		4,257	(11)			116,514
	—		—		—		3,802	(12)			104,061
			130,952	(14)	25.36	06/02/2024	—		82,804	(15)	2,266,345

Mark J. Flaherty	1,904	(2)	—		8.80	10/24/2017	—
	2,436	(3)	—		7.42	07/23/2018	—
	20,076	(4)	—		5.24	10/22/2018	—
	3,172	(5)	—		7.42	10/21/2019	—
	8,750		43,750	(7)	11.39	10/19/2020	—		10,000	(8)	273,700
	6,828		53,656	(9)	19.21	10/26/2021	—
	—		68,397	(10)	23.49	10/29/2022	—		11,920	(11)	326,250
	21,625		64,875	(12)	26.30	10/30/2023	—

John R. Golliher	—		43,750	(7)	11.39	10/19/2020	—		10,000	(8)	273,700
	53,656		53,656	(9)	19.21	10/26/2021	—
	22,799		68,397	(10)	23.49	10/29/2022	—		11,920	(11)	326,250
	21,625		64,875	(12)	26.30	10/30/2023	—

Matthew O. Haltom	2,000	(5)	—		7.42	10/21/2019	—		1,000	(6)	27,370
	22,500		11,250	(7)	11.39	10/19/2020	—		2,000	(8)	54,740
	13,782		13,782	(9)	19.21	10/26/2021	—
	12,169		36,507	(10)	23.49	10/29/2022	—		5,724	(11)	156,666
	11,550		34,650	(12)	26.30	10/30/2023	—

Tobin K. Anderson(16)	—		—		—	—	—

(1)
On December 4, 2006, our Compensation Committee granted Mr. Winterhalter 600,000 options to purchase shares of our Common Stock pursuant to the Alberto-Culver Employee Stock Option Plan of 2003, or the ACSOP. These options vested ratably over a four year period that began on December 4, 2006, and therefore were fully vested as of September 30, 2014.

(2)
On October 24, 2007, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter,

  450,000; and Mr. Flaherty, 33,000. These options vested ratably over a four-year period that began on October 24, 2007, and therefore were fully vested as of September 30, 2014.

(3)
On July 23, 2008, our Compensation Committee granted Mr. Flaherty 100,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. These options vested over a four-year period that began on September 30, 2007, and therefore were fully vested as of September 30, 2014.

(4)
On October 22, 2008, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000 and Mr. Flaherty, 175,000. These options vested ratably over a four-year period that began on October 22, 2008, and therefore were fully vested as of September 30, 2014.

(5)
On October 21, 2009, our Compensation Committee granted options to purchase 450,000 shares of our Common Stock pursuant to the ACSOP to Mr. Winterhalter. In addition, the Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Flaherty, 165,000 and Mr. Haltom, 40,000. These options vested ratably over a four-year period that began on October 21, 2009, and therefore were fully vested as of September 30, 2014.

(6)
On October 21, 2009, our Compensation Committee granted 5,000 shares of time-based restricted stock to Mr. Haltom pursuant to the 2007 Omnibus Plan. The restrictions upon these awards lapse ratably over a five-year period that began on October 21, 2009.

(7)
On October 19, 2010, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Messrs. Flaherty and Golliher, 175,000; and Mr. Haltom, 45,000. These options vest ratably over a four-year period that began on October 19, 2010.

(8)
On October 19, 2010, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 50,000; Messrs. Flaherty and Golliher, 25,000; and Mr. Haltom, 5,000. The restrictions upon these awards lapse ratably over a five-year period that began on October 19, 2010.

(9)
On October 26, 2011, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 332,000; Messrs. Flaherty and Golliher, 107,312; and Mr. Haltom, 27,564. These options vest ratably over a four-year period that began on October 26, 2011.

(10)
On October 29, 2012, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 300,000; Messrs. Flaherty and Golliher, 91,196; and Mr. Haltom, 48,676. These options vest ratably over a four-year period that began on October 29, 2012.

(11)
On October 29, 2012, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 46,150; Messrs. Flaherty and Golliher, 14,900; and Mr. Haltom, 7,155. The restrictions upon these awards lapse ratably over a five-year period that began on October 29, 2012. In addition, Mr. Brickman was granted 4,257 restricted stock units pursuant to the 2010 Omnibus Plan for his service as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer of the Corporation. The restrictions upon the restricted stock units lapsed on September 30, 2013 and pursuant to Mr. Brickman's restricted stock election these restricted stock units will convert to shares of Common Stock on the date of his separation from service as a member of our Board of Directors.

(12)
On October 30, 2013, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 290,000; Messrs. Flaherty and Golliher, 86,500; and Mr. Haltom, 46,200. These options vest in four equal annual installments beginning on September 30, 2014. In addition, Mr. Brickman was granted 3,802 shares of time-based restricted stock units pursuant to the 2010 Omnibus Plan for his service as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer of the Corporation. The restrictions upon these restricted stock units lapsed on September 30, 2014 and pursuant to Mr. Brickman's restricted stock election these restricted stock units will convert to shares of Common Stock on the date of his separation from service as a member of our Board of Directors.

(13)
On April 29, 2014, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan to Mr. Winterhalter in the amount of 128,016 in connection with the executive management transition plan. The restrictions upon these awards lapse ratably over a 3 year period that began on April 29, 2014.

(14)
On June 2, 2014, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan to Mr. Brickman in the amount of 130,952 in connection with the executive management transition plan. These options vest ratably over a 4 year period that began on June 2, 2014.

(15)
On June 2, 2014, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan to Mr. Brickman in the amount of 82,804 in connection with the executive management transition plan. The restrictions upon these awards lapse ratably over a 4 year period that began on June 2, 2014.

(16)
Mr. Anderson forfeited all outstanding options and all unvested shares of restricted stock in connection with his resignation from the Corporation on May 14, 2014. Accordingly, on September 30, 2014, Mr. Anderson did not hold any outstanding equity awards.

(17)
Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 30, 2014, which was $27.37.

 FISCAL 2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary G. Winterhalter	889,094	17,131,528	(1)	19,230	505,126	(2)
Christian A. Brickman	—	—		3,802	—	(3)
Mark J. Flaherty	152,208	2,266,721	(4)	7,980	209,513	(5)
John R. Golliher	252,500	4,657,954	(6)	7,980	209,513	(7)
Matthew O. Haltom	8,000	156,640	(8)	5,431	143,458	(9)
Tobin K. Anderson(10)	—	—		—	—

(1)
Reflects the exercise of certain options granted to Mr. Winterhalter. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
12/04/2006	02/06/2014	1,100	$31.77- $31.82	$9.57
04/26/2007	02/14/2014 - 03/04/2014	450,000	$28.42 - $28.57	$9.66
10/24/2007	03/04/2014	437,994	$28.49	$8.80
(2)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Winterhalter. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/19/2010	10/18/2013	10,000	$26.21
10/29/2012	10/28/2013	9,230	$26.33
(3)
Reflects 3,802 restricted stock units granted to Mr. Brickman in connection with his service as an independent director on our Board of Directors that were earned and vested on 9/30/2014 when the market value of the underlying stock was $104,060.74. Pursuant to Mr. Brickman's deferral election he will receive delivery of these shares at the time of his separation of service from the Board.

(4)
Reflects the exercise of certain options granted to Mr. Flaherty. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/24/2007	08/04/2014	3,000	$26.00	$8.80
10/21/2009	11/11/2013 - 08/04/2014	55,831	$26.01 - $27.16	$7.42
10/19/2010	11/19/2013 - 11/21/2013	43,750	$28.00 - $28.10	$11.39
10/26/2011	12/17/2013 - 12/18/2013	26,828	$29.00 - $29.13	$19.21
10/29/2012	12/18/2013 - 12/19/2013	22,799	$30.00 - $30.04	$23.49

(5)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Flaherty. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/19/2010	10/18/2013	5,000	$26.21
10/29/2012	10/28/2013	2,980	$26.33
(6)
Reflects the exercise of certain options granted to Mr. Golliher. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/22/2008	08/26/2014	38,750	$27.60	$5.24
10/21/2009	08/26/2014	82,500	$27.60	$7.42
10/19/2010	08/26/2014	131,250	$27.60	$11.39
(7)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Golliher. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/19/2010	10/18/2013	5,000	$26.21
10/29/2012	10/28/2013	2,980	$26.33
(8)
Reflects the exercise of certain options granted to Mr. Haltom. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/21/2009	11/11/2013	8,000	$27.00	$7.42
(9)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Haltom. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/22/2008	10/22/2013	2,000	$26.62
10/21/2009	10/21/2013	1,000	$26.33
10/19/2010	10/18/2013	1,000	$26.21
10/29/2012	10/28/2013	1,431	$26.33
(10)
Mr. Anderson did not exercise any stock options in fiscal 2014 and none of his stock awards vested in fiscal 2014. Mr. Anderson forfeited all of his unvested options and stock awards upon his resignation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive Officer Severance Agreements

We have severance agreements with certain of our executive officers, including each of our named executive officers. Each severance agreement provides that if, in the 24 months following a "change in control," which is defined in the severance agreements and described below, the executive's employment is terminated by us without "cause" or by the executive for "good reason," then the executive will be entitled to certain benefits. These benefits include (i) a cash payment equal to the executive's annual bonus, as determined in accordance with our annual incentive plan, pro-rated to reflect the portion of the year elapsed prior to the executive's termination, (ii) a lump-sum cash payment equal to a multiple of the executive's annual base salary at the time of termination plus a multiple of the average dollar amount of the executive's actual or annualized annual bonus in respect of the five fiscal years preceding termination (or, such portion thereof during which the executive performed services for us if he has been employed by us for less than the five year period), (iii) any accrued but unpaid salary and vacation pay, and (iv) continued medical and welfare benefits, on the same terms as prior to termination, for a period of 24 months following termination. If the executive's employment is terminated by us for "cause," by the executive for any reason other than "good reason," or as a result of the executive's death or disability, then the executive will be entitled to receive a cash amount equal to any accrued but unpaid salary and vacation pay. On October 29, 2012, Mr. Winterhalter's agreement was amended so that, in the event of his termination without cause or resignation for good reason or his retirement with prior Board approval within 24 months after a change in control, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until he becomes eligible for Medicare.

        For purposes of the severance agreements, "change in control" generally includes:

  •
  the acquisition by any person of 20% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of the incumbent Board of Directors;

  •
  certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our common stock or sales of substantially all of our assets; or

  •
  stockholder approval of our complete liquidation or dissolution.

        The severance payment multiples for each of the named executive officers, with the exception of Mr. Anderson, are set forth in the following table. Mr. Anderson resigned from the Corporation on May 14, 2014, and, in connection with such resignation, his severance agreement expired and he will not be entitled to any benefits thereunder.

Executive Officer	Multiple
Gary G. Winterhalter*	2.99	*
Christian A. Brickman	1.99
Mark J. Flaherty	1.99
John R. Golliher	1.99
Matthew O. Haltom	1.99

*
Pursuant to his transition agreement, Mr. Winterhalter's severance agreement will continue in full force and effect until September 30, 2016, but effective as of April 30, 2015, the severance multiple will be reduced from 2.99 to 1.99.

 Mr. Winterhalter's Transition Agreement and Termination of Existing Termination Agreement

        Effective April 25, 2014, in connection with his transition agreement, Mr. Winterhalter and the Company agreed to terminate his Amended and Restated Termination Agreement, dated November 5, 2012. For a description of the benefits that Mr. Winterhalter forfeited under his prior termination agreement, please see "Transition Agreement with Mr. Winterhalter" on page 24 of this Proxy Statement.

        Pursuant to the transition agreement, if we terminate Mr. Winterhalter's employment other than for cause, death or disability, and provided he executes and does not revoke a separation and release of claims/covenant not to sue agreement:

  •
  during fiscal year 2014, then Mr. Winterhalter will receive a lump sum severance payment equal to the sum of the balance of his base salary that would have been paid to him for the remainder of fiscal year 2014 plus his base salary for fiscal year 2015 and fiscal year 2016;

  •
  during fiscal year 2015, then Mr. Winterhalter will receive a lump sum severance payment equal to the sum of the balance of his base salary that would have been paid to him for the remainder of fiscal year 2015 plus his base salary for fiscal year 2016;

  •
  during fiscal year 2016, then Mr. Winterhalter will receive a lump sum severance payment equal to the balance of his base salary that would have been paid to him for the remainder of fiscal year 2016.

        Mr. Winterhalter also will be eligible to receive an annual bonus for the year in which his date of termination occurs, equal to the bonus, if any, that would have been earned by him if he had remained employed on the normal payment date of such bonus, based on actual performance under applicable financial metrics.

        Mr. Winterhalter will not be entitled to the severance and benefits described above if his employment is terminated (i) by us for cause, (ii) by reason of his death or disability, or (iii) by Mr. Winterhalter for any reason. Medical and dental coverage will remain available to Mr. Winterhalter at active-employee rates until he becomes eligible for Medicare.

Mr. Brickman's Offer Letter

        As previously discussed, we entered into an offer letter with Mr. Brickman in connection with his appointment as President and Chief Operating Officer. The offer letter provides that if, prior to April 30, 2015, Mr. Brickman's employment is terminated by us without cause, or by Mr. Brickman upon the Board's failure to promote him to Chief Executive Officer by April 30, 2015, and provided he executes and does not revoke a separation and release of claims/covenant not to sue agreement, then he will be entitled to:

  •
  a prorated annual bonus for the year in which his date of termination occurs, based on actual performance under applicable financial metrics;

  •
  a severance payment equal to two times the sum of his then-current base salary and target annual bonus, payable in approximately equal monthly installments over a 24-month period; and

  •
  if Mr. Brickman elects to continue participation in any group medical, dental, vision and/or prescription drug plan benefits to which he and his eligible dependents would be entitled under COBRA, then for eighteen months the Company will pay the COBRA cost of such coverage less the active employee rate for such coverage.

        Mr. Brickman will not be entitled to the severance and benefits described above if his employment is terminated (i) following April 30, 2015 for any reason, or (ii) at any time on account of his death or disability, or by us for cause or by Mr. Brickman except as described in the foregoing sentence.

Code Section 280G Cut-Back

        Pursuant to the terms of the severance agreements and Mr. Winterhalter's transition agreement, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other "parachute payments" as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive's average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

Equity Awards

Alberto-Culver Employee Stock Option Plan of 2003

        Pursuant to the ACSOP, in the event of a change in control, all outstanding options under the ACSOP will immediately become fully exercisable. None of the named executive officers hold unvested options granted under the ACSOP.

  Certain Award Agreements with our Named Executive Officers

        The award agreements with respect to the options granted to Mr. Winterhalter on December 4, 2006 under the ACSOP (all of which are currently vested) contain the following post-termination exercise provisions:

  •
  if his employment is terminated due to retirement, the options will remain exercisable until the earlier of 36 months and the expiration of the option term;

  •
  if his employment is terminated due to his death or disability, the options will remain exercisable until the earlier of 12 months and the expiration of the option term;

  •
  if his employment is terminated without "cause," as defined in the ACSOP, the options will remain exercisable until the earlier of 90 days and the expiration of the option term; and

  •
  if his employment is for any other reason, including termination for "cause" or due to voluntary termination, the options will remain exercisable until the earlier of 30 days (or 90 days if such termination follows a change in control) and the expiration of the option term.

        The award agreement with respect to the options granted to Mr. Winterhalter on October 21, 2009 under the ACSOP contains the following post-termination vesting and exercise provisions:

  •
  if his employment is terminated due to retirement, and unless he agrees to certain restricted covenants described below under "2007 Omnibus Plan," (i) the options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, and (ii) any unvested options will be forfeited and cancelled as of the date of the termination. If Mr. Winterhalter agrees to such restrictive covenants, then, for the three-year period following his retirement, he will continue to vest in the portion of the options that were not vested and exercisable as of the date of his retirement and such options will remain exercisable until the earliest of (i) 60 days following the third anniversary of his retirement or the first anniversary of his death, (ii) his violation of the restricted covenants, or (iii) the expiration of the option term. Any unvested portion of the options will be forfeited and cancelled;

  •
  if his employment is terminated due to his death or disability, (i) the options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination and the options, to the extent so vested, will remain exercisable until the earlier of 12 months and the expiration of the option term, and

    (ii) any unvested portion of the options will be forfeited and cancelled as of the date of the termination;

  •
  if his employment is terminated without "cause," (i) the options that are exercisable as of the date of termination will remain exercisable until the earlier of 60 days and the expiration of the option term, and (ii) any unvested portion of the options will be forfeited and cancelled as of the date of the termination; and

  •
  if his employment is for "cause" or due to voluntary termination without "good reason," the options will immediately terminate and be cancelled, whether or not vested.

2007 Omnibus Plan and 2010 Omnibus Plan

        Pursuant to the 2007 Omnibus Plan and the 2010 Omnibus Plan, collectively the Omnibus Plans, in the event of a change in control, as defined below, the Compensation Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Compensation Committee, the award will vest.

        If the Compensation Committee does not provide for substitute awards as described above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

  •
  all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

  •
  all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

  •
  shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

  •
  with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control; or

  •
  at the Compensation Committee's discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the Omnibus Plans, based on the change in control price.

        For purposes of the Omnibus Plans, the term "change in control" generally means the first to occur of:

  •
  the acquisition by any person, other than us, our subsidiaries, our employee benefit plans, or a certain designated fund or its affiliates, of 50% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of our incumbent directors within any 24 month period;

  •
  certain mergers or consolidations involving a change in ownership of 50% or more of our Common Stock or the sale of substantially all of our assets; or

  •
  stockholder approval of our liquidation or dissolution.

        Pursuant to the Omnibus Plans, if the grantee's employment terminated:

  •
  for "cause," (i) all of his or her options (both vested and unvested) will be forfeited and cancelled, and (ii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination;

  •
  due to the grantee's death or disability, (i) his or her options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination, and the options, to the extent so vested, will remain exercisable until the 12 month anniversary of the date of termination, (ii) any of his or her option shares that are not so vested will be forfeited and cancelled as of the date of the termination, (iii) his or her restricted stock or restricted stock units will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, (iv) any shares of restricted stock or restricted stock units that are not so vested will be forfeited and cancelled as of the date of the termination, and (v) the payout opportunities attainable under all of his or her outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination;

  •
  due to the grantee's retirement (as defined in the Omnibus Plans), and unless the grantee agrees to certain restricted covenants described below, (i) any options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination, and (iii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination; or

  •
  for any reason other than as described above, (i) any options that are exercisable as of the date of termination will remain exercisable until the earlier of 60 days and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination; and (iii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination.

        The Omnibus Plans contain certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, that apply to the holder of an option during the term of his or her employment, any post-termination exercise period, and the one-year period following the expiration of any post-termination exercise period. If an option holder violates any of these covenants, then any options, to the extent unexercised, will automatically terminate and be cancelled upon the first date of the violation and, in the case of the termination of the grantee's employment for "cause," he or she will remit to us in cash, to the extent applicable, the excess of (A) the greater of the closing price for shares of our Common Stock on (i) the date of exercise and (ii) the date of sale of the shares of Common Stock underlying the options, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to the options (without reduction for any shares of Common Stock surrendered or attested to) the grantee realized from exercising all or a portion of the options within the period commencing six months prior to the termination of his or her employment and ending on the one-year date. This provision does not apply to the restricted stock or restricted stock unit awards made under the Omnibus Plans.

        In addition, the Omnibus Plans provide that, in the event that the grantee's service with us is terminated as a result of the grantee's retirement (as defined in the Omnibus Plans) and the grantee agrees to be bound for a three-year period by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then (i) the payout opportunities attainable under all of the grantee's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement, and (ii) for the three-year period following the grantee's retirement, (ii) the grantee's outstanding restricted stock and restricted stock units will continue to vest, and (iii) the grantee will continue to vest in the portion of the options that were not vested and exercisable as of the date of his or her retirement, as if the grantee's service had not terminated. If the grantee violates any of the restrictive covenants during the three-year period, all outstanding options (whether or not vested) and all unvested restricted stock, restricted stock units or performance awards then held by the grantee will be immediately forfeited and cancelled as of the date of such violation.

Potential Realization Value of Equity Awards upon a Change in Control without Termination

        Under the 2007 Omnibus Plan and the 2010 Omnibus Plan, in the event of a change in control, the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder of such an award is terminated in connection therewith. All of the stock options granted under the ACSOP held by our named executive officers were fully-vested as of September 30, 2014. The following table shows the potential realizable value of outstanding awards granted to our named executive officers, with the exception of Mr. Anderson, pursuant to the 2007 Omnibus Plan and the 2010 Omnibus Plan, assuming that:

  •
  an event which has constituted a change in control under each of the 2007 Omnibus Plan and the 2010 Omnibus Plan, each as described above, was consummated on September 30, 2014, the last business day of fiscal year 2014;

  •
  with respect to outstanding options awarded pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, that the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  with respect to outstanding awards granted pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, that the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

  •
  each named executive officer exercised all previously unexercisable options only to the extent that the exercise price of such options did not equal or exceed the closing price for shares of our Common Stock on the NYSE on September 30, 2014; and

  •
  each named executive officer sold the shares of our Common Stock underlying his or her previously unvested shares of restricted stock at the closing price for shares of our Common Stock on the NYSE on September 30, 2014.

Name	Amount Payable($)(1)

Gary G. Winterhalter	9,319,733

Christian A. Brickman	2,529,559

Mark J. Flaherty	2,071,704

John H. Golliher	2,071,704

Matthew O. Haltom	709,735

(1)
In accordance with SEC rules, based on the closing price for our Common Stock on the NYSE on September 30, 2014, which was $27.37.

Potential Payments upon Termination or Change in Control

        The following table provides the estimated payments that would be made to each of our named executive officers, with the exception of Mr. Anderson, under his severance agreement and, with respect to Mr. Winterhalter and Mr. Brickman, his transition agreement and offer letter, respectively, as well as the amounts our named executive officers would receive upon the exercise and sale of certain equity awards that were accelerated in connection with employment termination, assuming that:

  •
  each named executive officer's employment with us was terminated on September 30, 2014, the last business day of our fiscal year 2014;

  •
  with respect to the columns in the following table that reflect amounts that would have been received based on a termination of employment in connection with a change in control, the named executive officer's employment with us was terminated in connection with an event that constituted a change in control under any agreement or plan described above;

  •
  the base salary earned by each named executive officer for his services to us through September 30, 2014 has been fully paid;

  •
  with respect to options awarded pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  with respect to awards granted pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

  •
  each named executive officer exercised all options that were accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2014, which was $27.37, but only to the extent that the exercise price of such options did not equal or exceed $27.37; and

  •
  each named executive officer sold the shares of restricted stock with respect to which vesting was accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2014, which was $27.37.

        In addition, the amounts presented in the following table do not reflect amounts the named executive officer earned or accrued prior to termination, such as such officer's previously vested options and restricted stock. For information about these previously earned and accrued amounts, see the "Summary Compensation Table," the "Outstanding Equity Awards at 2014 Fiscal Year End" table and the "Fiscal 2014 Option Exercises and Stock Vested" table located elsewhere in this Proxy Statement.

Potential Payments Upon Termination or Change in Control Table for Fiscal 2014

			No Change in Control Voluntary Termination
							Change in Control Termination w/o Cause or for Good Reason	Change in Control Termination w/ Cause or w/o Good Reason
					No Change in Control Termination Due to Death	No Change in Control Termination Due to Disability
		No Change in Control Termination w/o Cause
Name and Principal Position	Benefit Description		w/ Good Reason	w/o Good Reason
Gary G. Winterhalter	Prorata bonus(1)	388,800	0	0	0	0	388,800	0
Chairman &	Severance pay(2)	1,700,000	0	0	0	0	2,990,000	0
Chief Executive Officer	Bonus Payment(3)	0	0	0	0	0	3,456,551	0
	Stock option vesting(4)	0	0	0	2,843,605	2,843,605	4,258,035	4,258,035
	Restricted stock vesting(5)	0	0	0	1,694,258	1,694,258	5,061,698	5,061,698
	Health care benefits continuation(6)	16,416	16,416	16,416	0	16,416	19,134	0
	Health care benefits lump sum value(7)	8,208	8,208	8,208	0	8,208	9,114	0
	Accrued vacation(8)	76,923	76,923	76,923	76,923	0	76,923	76,923
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	2,190,347	101,547	101,547	4,614,786	4,562,487	16,260,255	9,396,656
Christian A. Brickman	Prorata bonus(1)	0	0	0	0	0	0	0
President &	Severance pay(2)	1,320,000	1,320,000	0	0	0	1,313,400	0
Chief Operating Officer	Bonus payment(3)	0	0	0	0	0	0	0
	Stock option vesting(4)	0	0	0	65,803	65,803	263,214	263,214
	Restricted stock vesting(5)	0	0	0	566,586	566,586	2,266,345	2,266,345
	Healthcare benefits continuation(6)	16,416	16,416	0	0	0	24,720	0
	Accrued vacation(8)	50,769	50,769	50,769	50,769	0	50,769	50,769
	Exec outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback(9)	0	0	0	0	0	(1,909,718)	0
	TOTAL VALUE	1,387,185	1,387,185	50,769	683,158	632,389	2,008,730	2,580,328
Mark J. Flaherty	Prorata bonus(1)	0	0	0	0	0	110,622	0
Senior Vice President,	Severance pay(2)	0	0	0	0	0	945,250	0
Chief Financial Officer	Bonus payment(3)	0	0	0	0	0	589,223	0
	Stock option vesting(4)	0	0	0	1,029,640	1,029,640	1,471,754	1,471,754
	Restricted stock vesting(5)	0	0	0	218,413	218,413	599,950	599,950
	Health care benefits continuation(6)	0	0	0	0	0	37,728	0
	Accrued vacation(8)	31,090	31,090	31,090	31,090	0	31,090	31,090
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	31,090	31,090	31,090	1,279,143	1,248,053	3,785,617	2,102,794
John R. Golliher	Prorata bonus(1)	0	0	0	0	0	246,538	0
President, Beauty	Severance pay(2)	0	0	0	0	0	945,250	0
Systems Group LLC	Bonus payment(3)	0	0	0	0	0	856,601	0
	Stock option vesting(4)	0	0	0	1,029,640	1,029,640	1,471,754	1,471,754
	Restricted stock vesting(5)	0	0	0	218,413	218,413	599,950	599,950
	Health care benefits continuation(6)	0	0	0	0	0	25,008	0
	Accrued vacation(8)	16,762	16,762	16,762	16,762	0	16,762	16,762
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	16,762	16,762	16,762	1,264,815	1,248,053	4,161,863	2,088,466
Matthew O. Haltom	Prorata bonus(1)	0	0	0	0	0	82,389	0
Senior Vice President,	Severance pay(2)	0	0	0	0	0	706,450	0
General Counsel	Bonus payment(3)	0	0	0	0	0	221,023	0
And Corporate	Stock option vesting(4)	0	0	0	295,580	295,580	470,959	470,959
Secretary	Restricted stock vesting(5)	0	0	0	93,906	93,906	238,776	238,776
	Health care benefits continuation(6)	0	0	0	0	0	37,272	0
	Accrued vacation(8)	7,021	7,021	7,021	7,021	0	7,021	7,021
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	7,021	7,021	7,021	396,507	389,486	1,763,890	716,756

(1)
Based on the annual bonus earned for fiscal year 2014.

(2)
Reflects, as an element of severance, the applicable multiple of the executive's annual base salary, or, with respect to Mr. Winterhalter, his base salary for fiscal year 2015 and fiscal year 2016.

(3)
Reflects, as an element of severance, the applicable multiple of the executive's annual bonus. For each executive other than Mr. Brickman, the amount reflected in the table is based on the average annual bonus that the executive received in the five fiscal years prior to fiscal 2014. For Mr. Brickman, the amount reflected in the table is zero since he was not eligible for a bonus in fiscal 2014.

(4)
Reflects the difference between the closing price for shares of our Common Stock on the NYSE on September 30, 2014, the last trading day of our 2014 fiscal year ($27.37) and the exercise price of the unvested stock options held by our named executive officers. The unvested stock options were awarded under the 2007 Omnibus Plan, and the 2010 Omnibus Plan.

(5)
Reflects the value of restricted stock, calculated by multiplying the number of shares of restricted stock by the closing the price for shares of our Common Stock on the NYSE on September 30, 2014, the last trading day of our 2014 fiscal year ($27.37).

(6)
Reflects the cost of continued medical and welfare benefits, based on (i) our portion of the projected cost of the benefits (the executive pays the employee cost for such coverage), (ii) the level of medical coverage selected by the executive (employee only, employee plus one, or family) and (iii) the level of life insurance and disability coverage (which is a function of salary up to the limits of the applicable benefit). Pursuant to Mr. Winterhalter's transition agreement, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until he becomes eligible for Medicare.

(7)
Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by Mr. Winterhalter (employee only, employee plus one, or family). Pursuant to Mr. Winterhalter's transition agreement, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until he becomes eligible for Medicare.

(8)
Based on the number of accrued vacation hours available for the executive as of September 30, 2014, multiplied by the equivalent hourly rate for the executive's base salary.

(9)
Reflects the estimated amount by which Mr. Brickman's payments received in connection with a change in control would be reduced so that the value of such payments would not trigger the excise tax under Section 280G of the tax code.

Mr. Anderson's Resignation

        Mr. Anderson resigned from the Corporation on May 14, 2014, and, in connection with such resignation, his severance agreement expired and he was not entitled to any benefits thereunder. In connection with his resignation, the Corporation and Mr. Anderson entered into a separation agreement, pursuant to which he received the following payments and benefits: (i) a payment of $300,000, which represents the cost of nine months of base salary, (ii) a payment of $240,000, which represents Mr. Anderson's fiscal 2014 target AIP bonus award, (iii) a payment of $25,334.10, which represents the cost of nine months of continued participation in the group medical benefits to which he and/or his eligible dependents would be entitled under COBRA, less the amount he would have paid for such coverage at active employee rates, (iv) a payment of $20,420 for outplacement services, (v) a payment in the net amount of $117,484.45, which represents Mr. Anderson's anticipated real estate fees and moving expenses, and (vi) a payment equivalent to his earned but unused vacation pay.

Executive Officer Indemnification Agreement

        Each member of the Board other than Mr. Golliher, including Messrs. Winterhalter and Brickman, has been provided with an indemnification agreement. Please see "Director Indemnification Agreements" earlier in this Proxy Statement for a description of these arrangements.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The executive officers of Sally Beauty Holdings, Inc., their ages (as of November 13, 2014), and their positions for at least the last five years are as follows:

        Gary G. Winterhalter, 62, has been our Chairman of the Board since August 2012 and our Chief Executive Officer and a member of our Board since November 2006. From our separation from Alberto-Culver to June 2014, Mr. Winterhalter also served as President of the Corporation. From May 2005 to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996.

        Christian A. Brickman, 49, has been our President and Chief Operating Officer since June 2014 and a member of our Board since September 2012. Prior to being appointed to his current role, Mr. Brickman served as President of Kimberly-Clark International from May 2012 to February 2014, where he led the company's international consumer business in all operations. From August 2010 to May 2012, Mr. Brickman served as President of Kimberly-Clark Professional. From 2008 to 2010, Mr. Brickman served as Chief Strategy Officer and played a key role in the development and implementation of Kimberly-Clark's strategic plans and processes to enhance enterprise growth initiatives. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company's Dallas, Texas, office and a leader in the firm's consumer packaged goods and operations practices. Before joining McKinsey, Mr. Brickman was President and CEO of Whitlock Packaging, the largest non-carbonated beverage co-packing company in the United States, from 1998 to 2001. From 1994 to 1998, he was with Guinness/United Distillers, initially as Vice President of Strategic Planning for the Americas region and then as General Manager for Guinness Brewing Worldwide's Latin America region. Mr. Brickman was awarded an advanced bachelor's degree in economics in 1986 from Occidental College in Los Angeles where he graduated with honors, Phi Beta Kappa and cum laude.

        Mark J. Flaherty, 51, has been our Senior Vice President and Chief Financial Officer since June 2008. Mr. Flaherty served as the Acting Chief Financial Officer of the Corporation from April to June 2008 and as the Vice President, Chief Accounting Officer and Controller from October 2007 to April 2008. Prior to joining the Corporation, Mr. Flaherty served as the Chief Financial Officer of Tandy Brands Accessories, Inc. from August 2002 to October 2007, as its Treasurer from October 2002 to October 2007, and as its Assistant Secretary from October 2003 to October 2007. Mr. Flaherty previously served as Tandy Brands' Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.

        John R. Golliher, 62, has been the President of Beauty Systems Group LLC since November 2006 and a member of our Board since November 2013. From July 2006 until our separation from Alberto-Culver, Mr. Golliher served as President of Beauty Systems Group. From December 2003 to July 2006, Mr. Golliher served as Vice President and General Manager for the West Coast Beauty Systems division of Beauty Systems Group. From October 2001 to December 2003, Mr. Golliher served as Vice President of Full Service Sales, Beauty Systems Group East.

        Matthew O. Haltom, 43, has been our Senior Vice President, General Counsel and Secretary since November 2012. Mr. Haltom has served in several positions with the Corporation since November 2006, including as Vice President, Deputy General Counsel and Assistant Secretary from January 2010 to November 2012 and Associate General Counsel from 2006 to 2010. Mr. Haltom previously served as chief securities compliance counsel for two other publicly-traded companies. Mr. Haltom has a B.A. and an M.A. in Government from the University of Texas at Austin and a J.D. from Georgetown University Law Center.

        Janna Minton, 63, has been our Vice President, Chief Accounting Officer and Controller since August 2008. Ms. Minton served as the Principal Accounting Officer and Controller of Tandy Brands Accessories, Inc., a designer, manufacturer and marketer of leather goods, from October 2007 to August 2008, as their Corporate Controller from August 2002 to October 2007 and as their Corporate Accounting Manager from December 1999 to August 2002. From 1993 to December 1999, Ms. Minton held the position of Accounting Manager for a manufacturer located in Arlington, Texas and a real estate management company located in Dallas, Texas. Ms. Minton is a certified public accountant.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers and Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership, as of November 21, 2014, of: (i) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC), to beneficially own more than 5% of the total number of outstanding shares; and (ii) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of November 21, 2014, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 21, 2014, including upon the exercise of options. The total number of outstanding shares on which the percentages of share ownership in the table are based is 157,679,114. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210.

        Ownership of our Common Stock is shown in terms of "beneficial ownership." Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Gary G. Winterhalter	437,006	(3)	*
Christian A. Brickman	135,263	(4)	*
Mark J. Flaherty	155,455	(5)	*
John R. Golliher	264,625	(6)	*
Matthew O. Haltom	72,990	(7)	*
Tobin K. Anderson	0	(8)	*
Janna Minton	121,543	(9)	*
Katherine Button Bell	5,822	(11)	*
Marshall E. Eisenberg	155,593	(12)	*
Robert R. McMaster	87,411	(13)	*
John A. Miller	271,599	(14)	*
Susan R. Mulder	3,113	(15)	*
Edward W. Rabin	141,838	(16)	*
All directors and executive officers as a group (13 persons)	1,852,258	(17)	1.17%
Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	15,773,575	(18)	10.00%
Jackson Square Partners, LLC 101 California Street, Suite 3750 San Francisco, CA 94111	15,625,191	(19)	9.91%
Eaton Vance Management 2 International Place Boston, MA 02110	9,396,911	(20)	5.96%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,216,627	(21)	5.85%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	8,309,424	(22)	5.27%

(1)
Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)
An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)
Includes 214,506 shares of restricted Common Stock and 222,500 shares subject to stock options exercisable currently or within 60 days.

(4)
Includes 20,000 shares of Common Stock, 107, 204 shares of restricted Common Stock and 8,059 vested restricted stock units.

(5)
Includes 12,647 shares of Common Stock, 29,640 shares of restricted Common Stock and 113,168 shares subject to stock options exercisable currently or within 60 days.

(6)
Includes 38,440 shares of Common Stock, 33,640 shares of restricted Common Stock, 1,088 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan and 191,457 shares subject to stock options exercisable currently or within 60 days.

(7)
Includes 16,429 shares of restricted Common Stock and 56,561 shares subject to stock options exercisable currently or within 60 days.

(8)
Mr. Anderson resigned from the Corporation on May 14, 2014.

(9)
Includes 16,599 shares of Common Stock, 3,596 shares of restricted Common Stock and 101,348 shares subject to stock options exercisable currently or within 60 days.

(11)
Includes 122 shares of Common Stock and 5,700 vested restricted stock units.

(12)
Includes 80,000 shares of Common Stock, 19,055 shares subject to stock options exercisable currently or within 60 days and 56,538 vested restricted stock units.

(13)
Includes 35,130 shares of Common Stock and 52,281 vested restricted stock units.

(14)
Includes 22,114 shares of Common Stock, 196,006 shares held by the Rellim Dynasty Trust, which such person serves as trustee and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, 5,000 shares held by the Rhonda Miller Trust for the benefit of his sister, which such person serves as co-trustee and has no pecuniary interest therein and disclaims beneficial ownership of such shares and 48,479 vested restricted stock units.

(15)
Includes 3,113 unvested restricted stock units.

(16)
Includes 8,059 shares of Common Stock, 73,000 shares of Common Stock held by such person as trustee of a trust for the benefit of himself, 12,300 shares of Common Stock held by wife and 48,479 vested restricted stock units.

(17)
Includes 519,417 shares of Common Stock, 405,015 shares of restricted Common Stock, 1,088 shares held as participants in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, 740,089 shares subject to stock options exercisable currently or within 60 days and 222,649 vested restricted stock units. Such persons have shared voting and investment power with respect to 17,300 shares.

(18)
Based solely on information provided on that certain Schedule 13G/A (Amendment No. 2) dated September 5, 2014, which reflects sole voting power with respect to 13,528,473 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 15,773,575 shares and shared dispositive power with respect to 0 shares beneficially owned by Massachusetts Financial Services Company, a Delaware corporation, and/or certain other non-reporting entities.

(19)
Based solely on information provided on that certain Schedule 13G dated October 10, 2014, which reflects sole voting power with respect to 9,033,666 shares and shared voting power with respect to 6,591,525 shares, sole dispositive power with respect to 15,625,191 shares and shared dispositive power with respect to 0 shares beneficially owned by Jackson Square Partners, LLC.

(20)
Based solely on information provided on that certain Schedule 13G/A (Amendment No. 2) dated January 27, 2014, which reflects sole voting power with respect to 9,396,911 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 9,396,911 shares and shared dispositive power with respect to 0 shares beneficially owned by Eaton Vance Management.

(21)
Based solely on information provided on that certain Schedule 13G dated February 6, 2014, which reflects sole voting power with respect to 95,922 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 9,133,305 shares and shared dispositive power with respect to 83,322 shares beneficially owned by The Vanguard Group, Inc., a Pennsylvania corporation, its wholly-owned subsidiaries Vanguard Fiduciary Trust Company (83,322 shares) and Vanguard Investments Australia, Ltd. (12,600 shares).

(22)
Based solely on information provided on that certain Schedule 13G dated February 14, 2014, which reflects sole voting power with respect to 8,169,324 shares and shared voting power with respect to 140,100 shares, sole dispositive power with respect to 8,169,324 shares and shared dispositive power with respect to 140,000 shares beneficially owned directly by Janus Capital Management LLC (8,169,324 shares) and indirectly by Janus Capital Management LLC (140,100 shares) through its controlling ownership interest in INTECH Investment Management and Perkins Investment Management LLC.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Sally Beauty Holdings, Inc. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2014, we believe all of our directors and officers complied with all Section 16(a) filing requirements during fiscal 2014, except that Mr. Winterhalter filed a late Form 4 on November 24, 2014 in which he reported the gift of 13,971 shares of Common Stock of the Corporation on November 5, 2013 to the Gary G. Winterhalter and Joanne Winterhalter Trust benefiting his children, of which Mr. Winterhalter and his wife serve as co-trustees, changing the previously reported form of beneficial ownership of these shares from direct to indirect. The gift should have been reported on Form 5 within forty-five days of the Corporation's fiscal year ended September 30, 2014, but was reported immediately upon notice to the Corporation of the gift.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information as of September 30, 2014, about our common stock that may be issued under all of our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4) (c)
Equity compensation plans approved by security holders(1)	9,250,960	$15.93	8,293,455
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	9,250,960	$15.93	8,293,455

(1)
Includes options issued and available for exercise and shares available for issuance in connection with past awards under the 2010 Omnibus Plan and predecessor share-based compensation plans. We currently grant awards only under the 2010 Omnibus Plan.

(2)
Includes shares issuable pursuant to the exercise of stock options or conversion of restricted stock units.

(3)
Calculation of weighted-average exercise price of outstanding awards includes stock options, but does not include shares of restricted stock or restricted stock units that convert to shares of common stock for no consideration.

(4)
Represents shares that are available for issuance pursuant to the 2010 Omnibus Plan, all of which are available for issuance as full-value awards.

 PROPOSAL 2 — RE-APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE GOALS
INCLUDED IN THE SALLY BEAUTY HOLDINGS
AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN

General

        The Board is requesting that you re-approve the material terms of the performance goals under the 2010 Omnibus Plan in order to preserve the Corporation's ability to continue to grant fully tax-deductible performance-based awards under the 2010 Omnibus Plan. You are not being asked to approve any amendment to the 2010 Omnibus Plan or to otherwise re-approve the 2010 Omnibus Plan itself.

        Section 162(m) of the Internal Revenue Code ("Section 162(m)") imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company's CEO or any of the company's three most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "performance-based" compensation. Market-priced stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, restricted stock units and cash-based awards that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation, so long as certain requirements are met. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, be disclosed to and approved by stockholders at least every five years. The Corporation's stockholders previously approved the material terms of the performance goals at the 2010 annual meeting.

        Stockholder approval of the material terms of performance goals under the 2010 Omnibus Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2010 Omnibus Plan to qualify for the performance-based compensation exemption under Section 162(m), and stockholder approval of the material terms of the performance goals of the 2010 Omnibus Plan does not alone ensure that all compensation paid under the 2010 Omnibus Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the 2010 Omnibus Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, nothing in this proposal precludes the Corporation from granting awards that do not meet the requirements for tax-deductible compensation under Section 162(m).

Material Terms of the Performance Goals under the 2010 Omnibus Plan

        For purposes of Section 162(m), the material terms of the performance goals include: (i) the employees eligible to receive compensation; (ii) the description of the performance objectives on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and stockholder approval of this Proposal 2 constitutes approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements. The following summary is qualified in its entirety by reference to the complete text of the 2010 Omnibus Plan, which is attached hereto as Appendix A.

        Eligibility.    The 2010 Omnibus Plan permits the grant of awards to employees, prospective employees, officers, non-employee directors, consultants or advisors of the Corporation and its subsidiaries as selected by the Compensation Committee. As of November 21, 2014, approximately 110 employees, including all six executive officers, and six independent directors would have been eligible to receive awards under the 2010 Omnibus Plan. The group of employees whose compensation would be subject to the performance goals described in this Proposal 2 would include the Corporation's executive officers. Although Section 162(m) only limits deductibility for compensation paid to the CEO or any of the Corporation's three most highly compensated executive officers (other than the CFO) who are employed as of the end of the year, we may apply the performance goals to all senior officers in the event that any of them becomes a covered employee under Section 162(m) during the time that they hold an award described in this proposal

        Performance Objectives.    Options and stock appreciation rights granted under the 2010 Omnibus Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Section 162(m). When granting any other award, the Compensation Committee may designate such award as a "qualified performance-based award" intended to qualify for the Section 162(m) exemption. If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for such award within the time period prescribed by Section 162(m) based on one or more of the following business criteria, which may be expressed in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of a unit, division or subsidiary:

  •
  net sales

  •
  revenue

  •
  revenue growth or product revenue growth

  •
  operating income (before or after taxes)

  •
  pre- or after-tax income (before or after allocation of corporate overhead and bonus)

  •
  net earnings

  •
  earnings per share

  •
  net income (before or after taxes)

  •
  return on equity

  •
  total shareholder return

  •
  return on assets or net assets

  •
  appreciation in and/or maintenance of share price

  •
  market share

  •
  gross profits

  •
  earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization, including as adjusted as agreed by the Compensation Committee)

  •
  economic value-added models or equivalent metrics

  •
  comparisons with various stock market indices

  •
  reductions in costs

  •
  cash flow or cash flow per share (before or after dividends)

  •
  return on capital (including return on total capital or return on invested capital)

  •
  cash flow return on investment

  •
  improvement in or attainment of expense levels or working capital levels

  •
  operating margins, gross margins or cash margin

  •
  year-end cash

  •
  debt reductions

  •
  shareholder equity

  •
  market share

  •
  regulatory achievements

  •
  implementation, completion or attainment of measurable objectives with respect to plan budgetary levels, market research, product development, products or projects and recruiting and maintaining personnel.

        The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will exclude or otherwise be objectively adjusted for any specified circumstance or event that occurs during a performance period, including for example: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

        Limitations and Maximum Grants Under the 2010 Omnibus Plan.    The maximum number of shares of common stock subject to stock-based awards that may be granted under the 2010 Omnibus Plan in any calendar year to any one person is as follows:

Options or stock appreciation rights (in the aggregate)	4,500,000
Restricted stock, restricted stock units or deferred stock units (in the aggregate), other than performance awards	2,000,000

        The maximum amount that may be earned by any one person in any calendar year for performance awards granted under the 2010 Omnibus Plan is the sum of (i) $7,000,000 for awards payable in cash or other property (other than shares of common stock) and (ii) 2,000,000 shares of common stock for awards payable in common stock.

        These limits are subject to anti-dilution adjustments in the event of stock splits, mergers, consolidations, stock dividends, recapitalizations and similar transactions, but may not otherwise be amended without stockholder approval.

Summary of the 2010 Omnibus Plan

        The following summary of the material terms of the 2010 Omnibus Plan is qualified in its entirety by reference to the complete text of the 2010 Omnibus Plan, which is attached hereto as Appendix A.

        Purpose.    The purposes of the 2010 Omnibus Plan are to foster and promote the long-term financial success of the Corporation and its subsidiaries and to materially increase stockholder value by (a) motivating superior performance by participants, (b) providing participants with an ownership interest in the Corporation, and (c) enabling the Corporation and its subsidiaries to attract and retain the services of outstanding employees, directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

        Administration.    The Compensation Committee administers the 2010 Omnibus Plan. The Compensation Committee has the authority to: designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; prescribe rules and regulations as it may deem necessary or advisable to administer, interpret and carry out the purposes of the 2010 Omnibus Plan; and make all other decisions and determinations that may be required under the 2010 Omnibus Plan. The full Board of Directors may at any time administer the 2010 Omnibus Plan. If it does so, it will have all the powers of the Compensation Committee under the 2010 Omnibus Plan.

        Permissible Awards.    The 2010 Omnibus Plan authorizes the granting of awards in any of the following forms:

  •
  options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

  •
  stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock) between the fair market value per share of our common stock on the date of exercise over the grant price;

  •
  restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

  •
  restricted or deferred stock units, which represent the right to receive shares of our common stock or an equivalent value in cash in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

  •
  performance awards, which are payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2010 Omnibus Plan may be granted in the form of a performance award);

  •
  dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying a full-value award;

  •
  other stock-based awards in the discretion of the Compensation Committee; and

  •
  cash-based awards, including performance-based annual bonus awards.

        Shares Available for Awards.    Subject to adjustment as provided in the 2010 Omnibus Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2010 Omnibus Plan is 29,838,524, which consists of (i) 15,000,000 shares not previously authorized for issuance under any plan, plus (ii) shares remaining available for issuance under predecessor share-based compensation plans but not subject to outstanding awards, plus (iii) shares underlying awards outstanding under predecessor share-based compensation plans that later terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of shares that may be issued upon exercise of incentive stock options granted under the 2010 Omnibus Plan is 10,000,000. The limitations on individual awards are discussed above under "Material Terms of the Performance Goals under the 2010 Omnibus Plan."

        Minimum Vesting Requirements.    Except in the case of substitute awards (which are awards honored or assumed, or new rights substituted therefor, by the new employer following a change in control of the Corporation) and replacement awards (which are awards made to employees of companies acquired by the Corporation to replace incentive awards held by such employees prior to the acquisition), full-value awards (such as restricted stock, stock units, or performance awards payable in common stock) granted under the 2010 Omnibus Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Compensation Committee may permit acceleration of vesting of such full-value awards in the event of the participant's death, disability or retirement, or the occurrence of a change in control, and (ii) the Compensation Committee may grant full-value awards covering 10% or fewer of the total number of shares authorized under the 2010 Omnibus Plan without respect to these minimum vesting requirements.

        Limitations on Transfer; Beneficiaries.    Participants may not assign or transfer awards other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

        Treatment of Awards upon a Participant's Termination of Service.    Unless otherwise determined by the Compensation Committee, if a participant's service terminates by reason of death or disability:

  •
  all of such participant's outstanding options and stock appreciation rights that would have vested on the next vesting date after such termination of service will become vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or stock appreciation right;

  •
  the time-based vesting restrictions with respect to that participant's restricted stock or restricted stock units that would have lapsed on the next vesting date after such termination of service will lapse as of the date of termination of service; and

  •
  the payout opportunities attainable under all of that participant's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination.

        Unless otherwise determined by the Compensation Committee, if a participant's service terminates by reason of retirement and the participant agrees to be bound by and continues to comply with certain restrictive covenants during a three-year period following retirement:

  •
  such participant's outstanding options and stock appreciation rights will continue to vest in accordance with their respective terms during the three-year period as if the participant's service had not terminated and such awards may be exercised until the earlier of (i) the third anniversary of the participant's retirement, (or if the participant dies prior to such third anniversary, 12 months after the participant's death), and (ii) the expiration of the original term of the option or stock appreciation right;

  •
  all time-based vesting restrictions with respect to that participant's restricted stock or restricted stock units will continue to lapse in accordance with their respective terms during such three-year period as if the participant's service had not terminated; and

  •
  the payout opportunities attainable under all of that participant's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement.

If the retiring participant elects not to be bound by the restrictive covenants, then:

  •
  such participant's outstanding options and stock appreciation rights that were vested as of the date of retirement may be exercised until the earlier of the first anniversary of the participant's retirement or the expiration of the original term of the option or stock appreciation right, and

  •
  any awards held by the participant (including options, stock appreciation rights, restricted stock, restricted stock units and performance awards) that were not vested as of the date of retirement will be forfeited.

        Unless otherwise determined by the Compensation Committee, if a participant's service is terminated for cause (or if, following the date of termination for any reason, the Compensation Committee determines that circumstances exist such that the participant's service could have been terminated for cause), any awards held by that participant, whether or not then exercisable, will be immediately forfeited as of the date of such termination.

        Treatment of Awards upon a Change in Control.    In connection with a change in control of the Corporation (as defined in the 2010 Omnibus Plan), the Compensation Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Compensation Committee, the award will vest.

        If the Compensation Committee does not provide for substitute awards as describe above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

  •
  all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

  •
  all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

  •
  shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

  •
  with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control; or

  •
  at the Compensation Committee's discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the 2010 Omnibus Plan, based on the change in control price.

        Adjustments.    In the event of a dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting our common stock, the Compensation Committee shall adjust any or all of the following to prevent dilution or enlargement of rights resulting from such event: (i) the share authorization and annual grant limits under the 2010 Omnibus Plan, (ii) the number and kind of shares subject to outstanding awards, and (iii) the grant, exercise or conversion price with respect to any award. In addition, the Compensation Committee may make provisions for a cash payment to a person who has an outstanding award.

        Termination and Amendment.    Our Board of Directors or the Compensation Committee may at any time terminate or amend the 2010 Omnibus Plan, provided that without approval by stockholders, no amendment may (i) materially increase the benefits accruing to participants under the 2010 Omnibus Plan, (ii) materially increase the number of shares of common stock subject to the 2010 Omnibus Plan or the individual award limitations specified in the 2010 Omnibus Plan (except as otherwise provided by the anti-dilution provisions of the 2010 Omnibus Plan), (iii) modify the repricing restrictions provided in the 2010 Omnibus Plan, or (iv) materially modify the requirements for participation in the 2010 Omnibus Plan. No termination or amendment of the 2010 Omnibus Plan may in any manner adversely affect any outstanding award without the written consent of the participant.

        Prohibition on Repricing.    Except in connection with an adjustment event discussed above under "Adjustments," the exercise price of outstanding stock options or base price of outstanding stock appreciation rights cannot be reduced, directly or indirectly, without the prior consent of our stockholders. The exchange of an "underwater" option or stock appreciation right (i.e., an award having a price in excess of the current market value of the underlying stock) for another type of award or an option or stock appreciation right at a lower price would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Certain Federal Tax Effects

        Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2010 Omnibus Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

        Stock Appreciation Rights.    A participant receiving a stock appreciation right under the 2010 Omnibus Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and we will be allowed a corresponding federal income tax deduction at that time.

        Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

        Restricted or Deferred Stock Units.    A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

        Internal Revenue Code Section 409A.    The 2010 Omnibus Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2010 Omnibus Plan are generally exempt from the application of Section 409A. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

        Tax Withholding.    The Corporation or any affiliate has the right to deduct or withhold, or require a participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2010 Omnibus Plan.

Benefits to Named Executive Officers and Others

        Awards under the 2010 Omnibus Plan will be granted at the discretion of the Compensation Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2010 Omnibus Plan.

        The table below shows the number of shares of restricted stock and the number of shares covered by options and RSUs granted under the 2010 Omnibus Plan to the Named Executive Officers and the other individuals and groups indicated as of November 21, 2014. The closing price of our common stock on November 21, 2014, was $31.09 per share.

	Restricted Stock(1)	Options(2)	RSUs(3)
Name and Position	Shares (#)	Shares (#)	Shares (#)
Gary G. Winterhalter Chief Executive Officer	272,966	1,534,484	—
Christian A. Brickman President and Chief Operating Officer	107,204	293,436	8,059
Mark J. Flaherty Senior Vice President and Chief Financial Officer	55,600	524,620	—
John R. Golliher President, Beauty Systems Group LLC	59,600	524,620	—
Matthew O. Haltom Senior Vice President, General Counsel and Secretary	23,291	201,644	—
Tobin K. Anderson Former President, Sally Beauty Supply LLC	10,964	61,840	—
All Executive Officers as a Group	524,649	3,214,668	8,059
All Employees as a Group (Including all Officers who are not Executive Officers)	831,889	9,404,684	8,059
All Non-Executive Directors as a Group	—	—	143,380

(1)
Includes all restricted stock granted under the 2010 Omnibus Plan, whether vested or unvested.

(2)
Includes all options granted under the 2010 Omnibus Plan, whether vested or unvested, or exercised or unexercised.

(3)
Includes all RSUs granted under the 2010 Omnibus Plan, whether vested or unvested.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Corporation's independent auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are "independent" (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Robert R. McMaster, the Chairman of the Audit Committee, Marshall E. Eisenberg and John A. Miller as audit committee financial experts under the SEC's guidelines.

        The Audit Committee's purposes and responsibilities are described in its charter, available on the corporate governance section of the Corporation's website at http://investor.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Corporation's financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the independent auditors' qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation's internal audit function; (b) deciding whether to appoint, retain or terminate the Corporation's independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation's financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        The Audit Committee recognizes the importance of maintaining the independence of the Corporation's independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated the qualifications, performance, and independence of KPMG, the Corporation's independent auditors, including that of KPMG's lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent auditors. The Audit Committee has established in its charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Corporation's pre-approval policy is more fully described in this Proxy Statement under the caption "Proposal 3 — Ratification of Selection of Auditors." The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG. In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation's audited financial statements for the year ended September 30, 2014. The Audit Committee has discussed with the external auditors the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from the Corporation and its management. The Audit Committee has considered whether the independent auditors' provision of non-audit services to the Corporation is compatible with the auditors' independence.

        Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2014, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Robert R. McMaster (Chair) Marshall E. Eisenberg John A. Miller

PROPOSAL 3 — RATIFICATION OF SELECTION OF AUDITORS

        Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2015. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

Fees Paid to KPMG

        The fees billed by KPMG with respect to the years ended September 30, 2013 and September 30, 2014 were as follows:

	Year Ended September 30, 2014	Year Ended September 30, 2013
Audit Fees(1)	$2,227,758	$2,198,894
Audit-Related Fees(2)	—	$180,000
Tax Fees(3)	$1,019,844	$1,019,463
All Other Fees	—	—

Total Fees(4)	3,247,602	$3,398,357

(1)
Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.

(2)
Audit-related fees consist of fees for audits of the Corporation's employee benefit plans.

(3)
Tax fees consist of fees for tax consultation and tax compliance services.

(4)
The Audit Committee pre-approved all fees.

        The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2014 is compatible with maintaining KPMG's independence.

        Pre-Approval Policy.    Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2014. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

        If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3.

STOCKHOLDER PROPOSALS

        If you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2016 annual meeting, such submission must be in writing and received by us no later than August 11, 2015. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the proxy statement and form of proxy for our 2016 annual meeting.

        Our By-laws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year's proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2016 Annual Meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2015 annual meeting. As a result, proposals and director nominations submitted pursuant to these provisions of our By-laws must be received no earlier than October 1, 2015, and no later than the close of business on October 31, 2015, and must otherwise comply with the requirements of our Bylaws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

        A copy of our By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

REDUCE PRINTING AND MAILING COSTS

        To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC's "householding" rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

        Stockholders of Record:    If you vote on the Internet at www.investorvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

        Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

 OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Matthew O. Haltom Corporate Secretary
December 9, 2014

APPENDIX A

SALLY BEAUTY HOLDINGS
AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN

ARTICLE I
PURPOSES

        The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding employees, directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE II
DEFINITIONS

        2.1    Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

        "Adjustment Event" means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

        "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

        "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Performance Award, or any other right or interest relating to Common Stock or cash granted pursuant to the Plan, including an Award combining two or more types in a single grant.

        "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

        "Business" has the meaning given in Section 5.4.

        "Board" means the Board of Directors of the Company.

        "Cause" means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee in its sole discretion) (i) the continued and willful failure of the Participant substantially to perform the duties of his employment or other service for the Company or any Subsidiary (other than any such failure due to the Participant's Disability); (ii) the Participant's engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to, by way of damage to the Company's or a Subsidiary's or Affiliate's reputation or public standing; (iii) the Participant's conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the Participant's material violation or breach of the Company's or any Subsidiary's code of conduct or ethics or other Company or Subsidiary policy or rule or the material breach by the Participant of any of his obligations under any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates; provided that, with respect to any Participant who is a party to an employment, change in control or similar agreement with the Company or any Subsidiary, "Cause" if so defined therein shall have the meaning specified in such agreement.

        "CD&R Fund" means the Clayton, Dubilier & Rice Fund VII Limited Partnership, a Cayman Islands exempted limited partnership, and any successor or other investment vehicle managed by Clayton, Dubilier & Rice, Inc.

        "Change in Control" means the first occurrence of any of the following events after the effective date of the Plan:

          (a)   the acquisition by any person, entity or "group" (as defined in section 13(d) of the Exchange Act), other than the Company, a Subsidiary, any employee benefit plan of the Company or a Subsidiary, the CD&R Fund or any Affiliate of the CD&R Fund, of 50% or more of the combined voting power of the Company's then outstanding voting securities;

          (b)   within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b);

          (c)   the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          (d)   the approval by the Company's shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; and

          (e)   the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or the CD&R Fund.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

        "Change in Control Price" means the price per share of Common Stock on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "Committee" means the Compensation Committee of the Board, or a subcommittee thereof, which is intended to consist solely of two or more Independent Directors.

        "Common Stock" means the common stock, par value $0.01 per share, of the Company.

        "Company" means Sally Beauty Holdings, Inc., a Delaware corporation, and any successor thereto.

        "Covered Employee" means a covered employee as defined in Code section 162(m)(3).

        "Deferred Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time.

        "Dividend Equivalents" means a right granted to a Participant under Article VIII.

        "Disability" means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant's service-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment or other service, the Participant shall not have returned to the performance of his service-related duties on a full-time basis; provided that with respect to ISOs, the term "Disability" shall have meaning assigned to the term "Permanent and Total Disability" by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months). The Committee's reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs), with respect to any Participant who is a party to an employment, change in control or similar agreement with the Company or any Subsidiary, "Disability" shall have the meaning, if any, specified in such agreement.

        "Eligible Participant" means any employee, prospective employee, Non-Employee Director or officer of, or any natural person who is a consultant or advisor to, the Company or any Subsidiary.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

        "Executive Officer" means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under section 16(a) of the Exchange Act.

        "Fair Market Value" means, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.

        "Financial Gain" has the meaning given in Section 5.4.

        "Full Value Award" means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Common Stock (or at the discretion of the Committee, settled in cash valued by reference to Common Stock value).

        "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

        "Incumbent Director" means with respect to any period of time specified under the Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period; provided, that a director elected, or nominated for election, to the Board as a result of an actual or threatened election contest with respect to the election or removal of directors ("election contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board ("proxy contest"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest, shall not be considered an Incumbent Director.

        "Independent Director" means a member of the Board who qualifies at the relevant time as an "independent" director under section 303A of the New York Stock Exchange Listed Company Manual, a "non-employee" director under Rule 16b-3 of the Exchange Act, and an "outside" director under section 162(m) of the Code.

        "ISO" has the meaning given in Section 5.1(a).

        "New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

        "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

        "NSO" has the meaning given in Section 5.1(a).

        "One-Year Date" has the meaning given in Section 5.4.

        "Option" means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.

        "Participant" means any Eligible Participant designated by the Committee to receive an Award under the Plan.

        "Performance Award" means any award granted under the Plan pursuant to Article VII.

        "Performance Period" means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

        "Permitted Transferee" has the meaning given in Section 13.1.

        "Plan" means this Sally Beauty Holdings, Inc. 2010 Omnibus Stock Incentive Plan, as the same may be amended from time to time.

        "Prior Plans" means the Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan, the Alberto-Culver Company Employee Stock Option Plan of 2003, the Alberto-Culver Company 2003 Restricted Stock Plan, the Alberto-Culver Company 2003 Stock Option Plan for Non-Employee Directors, and the Alberto-Culver Company Employee Stock Option Plan of 1988.

        "Qualified Performance-Based Award" means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Objectives as set forth in Section 7.3, or (ii) an Option or Stock Appreciation Right.

        "Qualified Performance Objectives" means one or more of the criteria set forth in Section 7.3 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

        "Replacement Award" means an Award made to employees of companies acquired by the Company or a Subsidiary to replace incentive awards and opportunities held by such employees prior to such acquisition.

        "Restricted Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service or achievement of specified performance objectives, or until otherwise determined by the Committee or in accordance with the Plan.

        "Restricted Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the Grant Date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service or achievement of specified performance objectives, or until otherwise determined by the Committee or in accordance with the Plan.

        "Retained Award" has the meaning given in Section 10.1.

        "Retained Retirement Award" has the meaning given in Section 10.2.

        "Retirement" shall be reached, except as otherwise provided in an Award Agreement, when a Participant's employment with the Company and any Subsidiary terminates and at the time of such termination the sum of such Participant's age and years of service as an employee of the Company or any Subsidiary equals or exceeds 75 years, and the Participant has at least attained the age of 55. In the case of a Non-Employee Director, "Retirement" means termination as a director after reaching the mandatory retirement age for directors as prescribed by the Company from time to time.

        "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by section 162(m) of the Code or any successor provision thereto.

        "Stock Appreciation Right" means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Committee on the Grant Date, multiplied by (ii) a stated number of shares of Common Stock.

        "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

        "Substitute Award" has the meaning given in Section 9.2.

        "Wrongful Conduct" has the meaning given in Section 5.4.

        "Wrongful Conduct Period" has the meaning given in Section 5.4.

        2.2    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III
POWERS OF THE COMMITTEE

        3.1    Eligibility and Participation.    Awards may be granted only to Eligible Participants. Eligible Participants who are service providers to a Subsidiary may be granted Options or Stock Appreciation Rights under this Plan only if the Subsidiary qualifies as an "eligible issuer of service recipient stock" within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under section 409A of the Code.

        3.2    Power to Grant and Establish Terms of Awards.    The Committee shall have the authority, subject to the terms of the Plan, to determine the individuals from among the Eligible Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

        3.3    Administration.    The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

        3.4    Reservation and Delegation of Administrative Authority.

          (a)   The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3.4(a)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

          (b)   The Board may, by resolution, expressly delegate to a special committee, consisting of one or more Independent Directors of the Company, the authority, within specified parameters as to the number and terms of Awards and consideration of the recommendation of the Chief Executive Officer, to (i) designate Eligible Participants to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a single Independent Director may not be made with respect to the grant of Awards to Eligible Participants (A) who are subject to section 16(a) of the Exchange Act at the Grant Date, (B) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award, or (C) who are Non-Employee Directors. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted. Notwithstanding the foregoing, only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers.

        3.5    Participants Based Outside the United States.    In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

        3.6    Award Agreements.    Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee, including customary representations, warranties and covenants with respect to securities law matters.

 ARTICLE IV
STOCK SUBJECT TO PLAN

        4.1    Number.    Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 29,838,524 shares of Common Stock, which shall consist of (i) 15,000,000 shares not previously authorized for issuance under any plan, plus (ii) 1,193,597 shares remaining available for issuance under the Company's Prior Plans but not subject to outstanding awards as of November 23, 2009, plus (iii) a number of additional shares (not to exceed 13,644,927) underlying awards outstanding as of November 23, 2009 under the Company's Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

        4.2    Share Counting.    Shares subject to any Award granted hereunder or under any Prior Plan that for any reason are canceled, terminated, expired, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall again be available for grant under the Plan, subject to the maximum limitation specified in Section 4.1. Without limiting the generality of Section 4.1 hereof, (i) shares of Common Stock tendered by a Participant (by actual delivery or attestation) to pay the exercise price of any Options or to satisfy any tax withholding obligations pursuant to Section 13.4 shall be available for grant under the Plan, (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligations pursuant to Section 13.4 or to pay the exercise price of any Options shall again be available for grant under the Plan, (iii) to the extent that the full number of shares subject to any Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of shares issued and delivered shall be considered for purposes of determining the number of shares remaining available for issuance pursuant to Awards granted under the Plan, (iv) shares of stock of a New Employer that are granted as Substitute Awards in accordance with Section 9.2 hereof or shares of Common Stock issued in connection with Replacement Awards, shall not count against the shares otherwise available for issuance under the Plan, and (v) subject to applicable stock exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Common Stock to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or Subsidiaries immediately before such transaction and will not count against the maximum share limitation specified in Section 4.1.

        4.3    Individual Award Limitations.    Subject to the provisions of Sections 4.2 and 4.4, the following individual Award limits shall apply:

          (a)   During the term of the Plan, the maximum number of shares of Common Stock available for grant as ISOs pursuant to the Plan shall not exceed the maximum limitation specified in Section 4.1;

          (b)   During any calendar year, no Participant shall receive Options or Stock Appreciation Rights covering (in the aggregate) more than 4,500,000 shares of Common Stock;

          (c)   During any calendar year, no Participant shall receive Restricted Stock, Restricted Stock Units or Deferred Stock Units (other than Performance Awards) covering (in the aggregate) more than 2,000,000 shares of Common Stock; and

          (d)   During any calendar year, the maximum amount that may be earned by any single Participant for Performance Awards shall be the sum of (i) $7,000,000 for Performance Awards granted under the Plan and payable in cash or property (other than shares of Common Stock) and (ii) 2,000,000 shares of Common Stock for Performance Awards granted under the Plan and payable in shares of Common Stock. For purposes of applying these limits in the case of multi-year

  Performance Periods, the dollar amount or number of shares deemed earned in any one calendar year is the total amount paid or shares earned for the Performance Period divided by the number of calendar years in the Performance Period. In applying this limit, the amount of any cash or the Fair Market Value or number of any shares of Common Stock or other property earned by a Participant shall be measured as of the close of the final year of the Performance Period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the Participant may occur in a subsequent calendar year or years.

        4.4    Adjustments.    In the event of any Adjustment Event affecting the Common Stock, the Committee shall adjust to reflect such Adjustment Event any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits (including the individual limits in Section 4.3) on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award; in each case as the Committee deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such Adjustment Event. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Notwithstanding any anti-dilution provision in the Plan, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of section 409A of the Code.

        4.5    Prohibition Against Repricing.    Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, directly or indirectly, and whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

        4.6    Minimum Vesting Requirements.    Except in the case of Replacement Awards or Substitute Awards, Full-Value Awards granted under the Plan to an Eligible Employee shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit acceleration of vesting of such Full-Value Awards in the event of the Participant's death, Disability, or Retirement, or the occurrence of a Change in Control (subject to the requirements of Article VII in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full-Value Awards covering 10% or fewer of the total number of shares authorized under the Plan without respect to the above-described minimum vesting requirements.

ARTICLE V
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        5.1    Options

          (a)    Grant.    Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) "incentive stock options" within the meaning of section 422 of the Code ("ISOs") and (ii) non-statutory stock options ("NSOs"), which are not ISOs. For the avoidance of doubt, ISOs may only be granted to Eligible Participants who are treated as common law employees of the Company or any Subsidiary

  Corporation (as defined in section 424(f) of the Code). The terms of any ISOs granted under the Plan must comply with the requirements of section 422 of the Code. If all of the requirements of section 422 of the Code are not met, the Option shall automatically become an NSO.

          (b)    Exercise Price.    Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that, except in the case of Replacement Awards, such per share exercise price may not be less than the Fair Market Value of one share of Common Stock on the Option Grant Date.

          (c)    Exercisability.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Common Stock on the last day of its term will be automatically exercised on such final date of the term by means of a "net exercise," thus entitling the optionee to shares of Common Stock equal to the intrinsic value of the Option on such exercise date, less the number of shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Except as otherwise provided in this Plan, no Option shall become exercisable prior to a Participant's completion of one year of service to the Company or any Subsidiary. No Option shall be exercisable on or after the tenth anniversary of its Grant Date.

          (d)    Payment.    The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof be paid in full at the time of exercise either (i) in cash or cash equivalents, including by personal check, or (ii) in shares of Common Stock or other property (including "cashless exercise arrangements"), in accordance with such other procedures or in such other forms as the Committee shall from time to time determine.

        5.2    Stock Appreciation Rights.

          (a)    Grant.    Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its Grant Date.

          (b)    Exercise.    The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, including a provision that a Stock Appreciation Right that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Common Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or shares of Common Stock equal to the intrinsic value of the Stock Appreciation Right on such exercise date, less the cash or number of shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a Stock Appreciation Right may be exercised or vested. Except as otherwise provided in this Plan, no Stock Appreciation Right shall become exercisable prior to a Participant's completion of one year of service to the Company or any Subsidiary. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its Grant Date.

          (c)    Settlement.    Subject to Section 13.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment, in the form determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:

              (i)  any increase in the Fair Market Value of one share of Common Stock on the exercise date over the base price fixed by the Committee on the Grant Date of such Stock

    Appreciation Right, which base price (except in the case of Replacement Awards) may not be less than the Fair Market Value of a share of Common Stock on the Grant Date of such Stock Appreciation Right, by

             (ii)  the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised;

provided that on the Grant Date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

        5.3    Design Limits on Options and Stock Appreciation Rights.    Notwithstanding anything in this Plan or any Award Agreement, no Option or Stock Appreciation Right granted under this Plan shall (i) provide for Dividend Equivalents or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option or Stock Appreciation Right.

        5.4    Forfeiture.    Unless otherwise determined by the Committee at or after the Grant Date, notwithstanding anything contained in this Plan to the contrary, if, (i) during Participant's service with the Company or any Subsidiary, (ii) during any post-termination exercise period, or (iii) during the period ending one (1) year after the expiration of any post-termination exercise period (the date such period expires, the "One-Year Date"), the Participant, except with the prior written consent of the Committee,

          (a)   directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company or any Subsidiary by which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company or such Subsidiary has documented plans to become engaged of which the Participant has knowledge at the time of the Participant's separation from service (the "Business"), except where (x) the Participant's interest or association with such entity is unrelated to the Business, (y) such entity's gross revenue from the Business is less than 10% of such entity's total gross revenue, and (z) the Participant's interest is directly or indirectly less than two percent (2%) of the Business;

          (b)   directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Participant's employment or other service with the Company or any Subsidiary (in the case of any such activity during such time) or during the twelve-month period preceding such solicitation, employment or interference (in the case of any such activity after the Participant's separation from service); or

          (c)   directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliates (such activities to be collectively referred to as "Wrongful Conduct"),

then any Options and Stock Appreciation Rights granted to the Participant hereunder, to the extent they remain unexercised, shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct and, in such case and in the case of the Participant's termination for Cause, the Participant shall pay to the Company in cash any Financial Gain the Participant realized from exercising all or a portion of the Options and Stock Appreciation

        Rights granted hereunder within the period commencing six (6) months prior to the Participant's separation from service and ending on the One-Year Date (such period, the "Wrongful Conduct Period"). For purposes of this Section 5.4, "Financial Gain" shall equal, on each date of exercise during the Wrongful Conduct Period, (I) with respect to Options, the excess of (A) the greater of (i) the Fair

Market Value on the date of exercise and (ii) the Fair Market Value on the date of sale of the Option shares, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to), and (II) with respect to Stock Appreciation Rights, the excess of (A) the Fair Market Value on the date of exercise, over (B) the base price, multiplied by the number of shares of Common Stock subject to such Award. Unless otherwise determined by the Committee at or after the Grant Date, each Award Agreement evidencing the grant of Options and/or Stock Appreciation Rights shall provide for the Participant's consent to and authorization of the Company and any employer Subsidiary to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 5.4. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant's breach of this Section 5.4. The Participant's obligations under this Section 5.4 shall be cumulative (but not duplicative) of any similar obligations the Participant has under this Plan, any Award Agreement or any other agreement with the Company or any Subsidiary.

ARTICLE VI
RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

        6.1    Grant.    Restricted Stock, Restricted Stock Units and Deferred Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units or Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

        6.2    Issuance and Restrictions.    Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or Dividend Equivalents on Restricted Stock Units). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3    Additional Provisions Relating to Restricted Stock.

          (a)    Legend.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (b)    Rights as a Stockholder.    Unless otherwise determined by the Committee at or after the Grant Date, a Participant holding outstanding Restricted Stock shall be entitled (i) to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to restrictions, and (ii) to receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award. In the case of time-vesting Restricted Stock, such dividends and distributions will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same restrictions that apply to the Restricted Stock with respect to which they were paid. In the case of Restricted Stock that is granted as a Performance Award, such dividends and distributions shall, as provided in the Award Agreement, either (i) be reinvested in the form of additional shares of Common Stock, which shall be subject to the same performance and vesting provisions as provided for the host Performance Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date, if any, upon which the host Performance Award becomes earned and vested, and any unearned dividends will be reconveyed to the Company without further consideration or any act or action by the Participant.

        6.4    Additional Provisions Relating to Restricted Stock Units and Deferred Stock Units.

          (a)    No Rights as a Stockholder.    The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or to paid currently to, a Participant receiving an Award of Restricted Stock Units or Deferred Stock Units. Unless otherwise determined by the Committee at or after the Grant Date, and subject to Article VIII with respect to Restricted Stock Units that are granted as Performance Awards, (i) any cash dividends or distributions credited to the Participant's account shall be deemed to have been invested in additional Restricted Stock Units or Deferred Stock Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Restricted Stock Units or Deferred Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units or Deferred Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same restrictions as apply to the Restricted Stock Units or Deferred Stock Units with respect to which they were paid. Unless and until shares of Common Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units, or unless otherwise determined by the Committee at or after the Grant Date, a Participant holding outstanding Restricted Stock Units or Deferred Stock Units shall not be entitled to exercise any voting rights and shall not have any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

          (b)    Settlement of Restricted Stock Units or Deferred Stock Units.    Unless the Committee determines otherwise at or after the Grant Date, as soon as reasonably practicable after the lapse of the restrictions with respect to any Restricted Stock Units or the deferral period for any Deferred Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Unit or Deferred Stock Unit (plus additional shares of Common Stock for each Restricted Stock Unit or Deferred Stock Unit credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

ARTICLE VII
PERFORMANCE AWARDS

        7.1    In General.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards, but may be called by any other appropriate or more specific name in the Award Agreement. The Committee shall establish the performance objectives upon which Performance Awards shall vest, which, in the case of any such Award intended to qualify as a Qualified Performance-Based Award shall be established no later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under section 162(m) of the Code). Subject to Section 4.6, the Performance Period must be at least one year.

        7.2    Qualified Performance-Based Awards.    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may become a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.

        7.3    Performance Objectives.    The performance objectives for any grant of Performance Awards will be based upon the relative or comparative achievement of one or more of the following criteria (or with respect to Performance Awards that are not intended to be Qualified Performance-Based Awards, such other criteria, as may be determined by the Committee): net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization, including as adjusted as agreed by the Committee); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to plan budgetary levels, market research, product development, products or projects and recruiting and maintaining personnel.

          (a)    Rules Relating to Performance Objectives.    Performance objectives need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. Subject to the following sentence, (i) if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate, and (ii) if a Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the participant in an amount determined by the Committee. The foregoing sentence shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (i) was an Executive Officer on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (ii) in the reasonable judgment of the Committee, may be an Executive Officer on the date the Performance Award is expected to be paid.

          (b)    Special Rules relating to Qualified Performance-Based Awards.    When establishing performance objectives for the applicable Performance Period with respect to a Qualified Performance-Based Award, the Committee may provide that any evaluation of performance shall exclude or otherwise be objectively adjusted for any specified circumstance or event that occurs during a Performance Period, including by way of example but without limitation the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (vi) extraordinary nonrecurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vii) acquisitions or divestitures; and (viii) foreign exchange gains and losses. Any such adjustments shall be prescribed in a form that meets the requirements of section 162(m) of the Code for deductibility.

          (c)    Attainment of Performance Objectives.    The payment of any Performance Awards shall be conditioned on the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the separation from service of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. The Committee has the right, in connection with the grant of a Performance Award (including a Qualified Performance-Based Award), to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

        7.4    Newly Eligible Participants.    Notwithstanding anything in this Article VII to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive a Performance Award after the commencement of a Performance Period.

ARTICLE VIII
DIVIDEND EQUIVALENTS

        The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested. Notwithstanding the preceding sentence, if Dividend Equivalents are granted with respect to a Performance Award, such Dividend Equivalents shall, as provided in the Award Agreement, either (i) be reinvested in the form of additional shares of Common Stock or units equivalent to shares of Common Stock, which shall be subject to the same performance and vesting provisions as provided for the host Performance Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Performance Award becomes earned and vested. Dividend Equivalents credited to a Participant's account with respect to vested Performance Awards shall be distributed to the Participant at the same time as the distribution of cash or shares under the host Performance Award. A Participant shall have no right to Dividend Equivalents accumulated with respect to Performance Awards that are forfeited, and any such unearned Dividend Equivalents will be reconveyed to the Company without further consideration or any act or action by the Participant. Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents paid on Full Value Awards that are not Performance Awards will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE IX
CHANGE IN CONTROL

        9.1    Accelerated Vesting and Payment.

          (a)    In General.    Unless the Committee otherwise determines in the manner set forth in Section 9.2, in the event of a Change in Control (i) all Options and Stock Appreciation Rights shall become fully vested and exercisable immediately prior to such Change in Control, (ii) the time-based vesting restrictions on all Restricted Stock and Restricted Stock Units shall lapse immediately prior to such Change of Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock Units (other than Performance Awards) shall be issued immediately prior to such Change in Control to each Participant then holding such Award, or (iv) at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and Deferred Stock Unit shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of Restricted Stock Units and Deferred Stock Units (other than Performance Awards), the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.

          (b)    Performance Awards.    Unless the Committee otherwise determines at or after the Grant Date of a Performance Award, in the event of a Change in Control, (i) any Performance Period in progress at the time of the Change in Control for which the Performance Award is outstanding shall end effective upon the occurrence of such Change in Control, (ii) the Participant shall be deemed to have earned a pro rata payout (the "Pro Rata Amount") equal to the product of (A) such Participant's target award opportunity with respect to such Award for the Performance Period in question and (B) the payout percentage as indicated in the Award that corresponds as closely as possible to the actual level of achievement of all relevant performance goals against target, measured as of the date of the Change in Control, as determined by the Committee (as constituted immediately prior to the Change in Control), and (iii) the portion of the Performance Award in excess of the Pro Rata Amount shall be forfeited and canceled as of the effective time of such Change in Control. Notwithstanding the foregoing, at the discretion of the Committee (as constituted immediately prior to the Change in Control), all Performance Awards outstanding immediately prior to the Change in Control shall be canceled upon the Change in Control in exchange for an amount equal to the product of (A) the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Performance Award.

          (c)    Timing of Payments.    Payment of any amounts calculated in accordance with Sections 9.1(a) and (b) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control, subject to Section 13.8. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

        9.2    Substitute Awards.    Notwithstanding Section 9.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restrictions or settlement or other payment shall occur with respect to any outstanding Award (other than a Performance Award), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control)

reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an "Substitute Award") by the New Employer, provided that any Substitute Award must:

            (i)  be based on shares of common stock that are traded on an established U.S. securities market;

           (ii)  provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or more favorable to the Participant than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment;

          (iii)  have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

          (iv)  have terms and conditions which provide that in the event that the Participant suffers an involuntary separation from service from the New Employer within two years following the Change in Control, or such other period specified by the Committee, any conditions on the Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be, upon such separation from service.

        9.3    Separation from Service Prior to Change in Control.    In the event that any Change in Control occurs as a result of any transaction described in clause (c) or (e) of the definition of such term, any Participant whose employment or other service is terminated due to death or Disability on or after the date, if any, on which the shareholders of the Company approve such Change in Control transaction, but prior to the consummation thereof, may be treated, solely for purposes of this Plan (including, without limitation, this Article IX), as continuing in the Company's service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

ARTICLE X
SEPARATION FROM SERVICE

        10.1    Death or Disability.    Unless otherwise determined by the Committee at or after the Grant Date, if a Participant's separates from service by reason of such Participant's death or Disability:

          (a)   the portion of that Participant's Stock Options and Stock Appreciation Rights that would have become vested and exercisable on the next vesting date after the date of such Participant's termination shall become immediately exercisable in full and the Award as so vested may be exercised by the Participant (or the Participant's beneficiary or legal representative) until the earlier of (i) the twelve-month anniversary of the date of such separation from service, and (ii) the expiration of the term of such Award, and any additional portion of such Award that is not then exercisable shall be forfeited and canceled as of the date of such separation from service;

          (b)   the time-based vesting restrictions with respect to any Awards of Restricted Stock or Restricted Stock Units then held by such Participant that would have lapsed on the next vesting date after the date of such Participant's separation from service shall lapse as of the date of such separation from service, and the unvested portion of each such Award shall be forfeited and canceled as of the date of such separation from service; and

          (c)   the Participant or, as the case may be, the Participant's estate, shall retain a portion of his Performance Awards equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of the Participant's separation from service, and the denominator of which is the number of days in such Performance Period (each a "Retained Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such separation from service. The Retained Award shall vest upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained.

        10.2    Retirement.    Unless otherwise determined by the Committee at or after the Grant Date, if a Participant separates from service by reason of such Participant's Retirement, then

          (a)   if the Participant agrees to be bound by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants as determined in the sole discretion of the Company, during the three-year period following the Participant's Retirement:

              (i)  such Participant's unvested Options and Stock Appreciation Rights shall continue to become exercisable in accordance with their respective terms during such three-year period as if such Participant's employment or other service had not terminated, and all of such Participant's exercisable Options and Stock Appreciation Rights (including those that become exercisable pursuant to the immediately preceding clause) may be exercised by the Participant (or the Participant's beneficiary or legal representative) until the earlier of (A)(i) the third anniversary of the Participant's Retirement or (ii) if the Participant dies prior to the third anniversary of the Participant's Retirement, the twelve-month anniversary following the date of the Participant's death, and (B) the expiration of the term of such Options or Stock Appreciation Rights. Upon the expiration of such period, all Options and Stock Appreciation Rights not previously exercised by the Participant shall be forfeited and canceled;

             (ii)  any time-based vesting restrictions with respect to such Participant's Restricted Stock and Restricted Stock Units shall continue to lapse in accordance with their respective terms during such three-year period as if such Participant's employment or other service had not terminated;

            (iii)  such Participant shall retain a portion of his Performance Awards equal to the number of shares or units underlying each Performance Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of his Retirement, and the denominator of which is the number of days in such Performance Period (each a "Retained Retirement Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such Retirement. Subject to the Participant's compliance with such covenants, the Retained Retirement Awards shall vest upon completion of the applicable Performance Period for such Retained Retirement Award to the extent that applicable performance objectives are attained; and

            (iv)  if (A) the Participant violates any such restrictive covenants during the applicable three-year period, as determined by the Committee in its sole discretion, or (B) following the date of the Participant's Retirement, circumstances exist such that the Participant's employment or other service could have been terminated for Cause, in each case, then, as of the date of such violation, (1) all Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled, (2) all unvested time-based Restricted Stock and Restricted Stock Units held by the Participant shall be immediately forfeited and canceled, and (3) all unvested Performance Awards shall be immediately forfeited and canceled.

          (b)   if the Retiring Participant elects not to be bound by the restrictive covenants described in subsection (a) above, then

              (i)  any Options and Stock Appreciation Rights held by the Participant that are exercisable as of the date of Retirement may be exercised until the earlier of (A) the twelve-month anniversary of the date of Retirement, and (B) the expiration of the term of such Award, and any additional portion of such Award that is not then exercisable shall be forfeited and canceled as of the date of such Retirement;

             (ii)  any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such Retirement; and

            (iii)  any unvested Performance Awards held by the Participant shall be forfeited and canceled as of the date of such Retirement.

        10.3    For Cause.    Unless otherwise determined by the Committee at or after the Grant Date, if a Participant's employment or other service is terminated by the Company or any Subsidiary for Cause (or if, following the date of termination of the Participant's service for any reason, the Committee determines that circumstances exist such that the Participant's service could have been terminated for Cause), any Awards granted to such Participant, whether or not then exercisable in the case of Options and Stock Appreciation Rights, shall be immediately forfeited and canceled as of the date of such termination.

ARTICLE XI
STOCKHOLDER RIGHTS

        Notwithstanding anything to the contrary in the Plan, no Participant or Permitted Transferee shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Award until the shares of Common Stock have been registered in such person's name, or in street name on his behalf, on the books of the Company. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such registration.

ARTICLE XII
EFFECTIVE DATE, AMENDMENT, MODIFICATION,
AND TERMINATION OF PLAN

        The Plan shall be effective upon its adoption by the Board and approval by a majority of the stockholders of the Company, and shall continue in effect, unless sooner terminated pursuant to this Article XII, until the tenth anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the restrictions provided in Section 4.5, or (iv) materially modify the requirements for participation in the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

 ARTICLE XIII
MISCELLANEOUS PROVISIONS

        13.1    Nontransferability of Awards.    No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award for no consideration to the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (individually, a "Permitted Transferee"). Notwithstanding the foregoing, no such transfer shall be approved that would result in accelerated taxation of an Award. Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

        13.2    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

        13.3    No Guarantee of Employment or Participation.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other service at any time, nor to confer upon any Participant any right to continue in the service of the Company or any Subsidiary. No Eligible Participant shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

        13.4    Tax Withholding.    The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount withheld by the Company shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

        13.5    Compliance with Legal and Exchange Requirements.    The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

        13.6    Indemnification.    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

        13.7    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

        13.8    409A Compliance.

          (a)    In General.    The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes pursuant to such section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such section 409A applies to any such Award in a manner that results in adverse tax consequences for the participant or any of his beneficiaries or transferees.

          (b)    Definitional Restrictions.    Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant's Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in

  Control, Disability or separation from service meet any description or definition of "change in control event", "disability" or "separation from service", as the case may be, in section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

          (c)    Allocation among Possible Exemptions.    If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. §1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the head of the human resources function) shall determine which Awards or portions thereof will be subject to such exemptions.

          (d)    Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant's separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. §§1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

              (i)  the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant's separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the "Required Delay Period"); and

             (ii)  the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

        For purposes of this Plan, the term "Specified Employee" has the meaning given such term in section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

        (e)    Installment Payments.    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant's right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term "series of installment payments" has the meaning provided in Treas. Reg. §1.409A-2(b)(2)(iii) (or any successor thereto).

        (f)    Timing of Distribution of Dividend Equivalents.    Unless otherwise provided in the applicable Award Agreement, any Dividend Equivalents granted with respect to an Award hereunder (other than Options or Stock Appreciation Rights, which shall have no Dividend Equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

        13.9    Forfeiture Provisions.    The Committee may retain the right in any Award Agreement or otherwise to cause a forfeiture of the some or all of the amount realized by a Participant with respect to an Award in the event (i) the Participant violates one or more restrictive covenants, to the extent specified in such Award Agreement applicable to the Participant, or (ii) the vesting of or amount realized from a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

        13.10    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

        13.11    Severability; Blue Pencil.    In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

        13.12    No Impact On Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program.

        13.13    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

        13.14    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

        13.15    Compensation Recoupment Policy.    Awards granted under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the recipent of such award.

For Against Abstain For Against Abstain 2. Re-approval of the material terms of the performance goals included in the Sally Beauty Holdings Amended and Restated 2010 Omnibus Incentive Plan. 3. Ratification of the selection of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year 2015. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01WE8D 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 1. To elect the six nominees named below to hold office until the annual meeting of stockholders for 2016 01 - Katherine Button Bell 02 - John R. Golliher 03 - Robert R. McMaster 04 - Susan R. Mulder 05 - Edward W. Rabin 06 - Gary G. Winterhalter 01 02 03 04 05 06 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 0 8 7 0 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Admission Ticket qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 29, 2015. Vote by Internet • Go to www.envisionreports.com/SBH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc. The undersigned hereby appoints Mark J. Flaherty and Janna Minton, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 29, 2015, any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement FOR all nominees for election of directors in proposal 1 and FOR proposals 2 and 3. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number. Please mark, sign and date on the reverse side. Proxy — Sally Beauty Holdings, Inc. Admission Ticket Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. Thursday, January 29, 2015 9:00 A.M. CST SALLY SUPPORT CENTER 3001 Colorado Boulevard Denton, Texas 76210 This ticket admits only the stockholder(s) whose name(s) is/are printed on the front side of this proxy card. Please bring this admission ticket and a government issued photo identification card with you if you are attending the meeting. Directions to the Sally Support Center, the site of the meeting, are available by telephone at (940) 898-7500. YOUR VOTE IS IMPORTANT Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q